                                  SCHEDULE 14A
                          (EXCHANGE ACT RULE 14A-101)
                   INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                           R.H. DONNELLEY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[RH Donnelley Logo]

                           R.H. DONNELLEY CORPORATION
                            ONE MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

                            ------------------------

                                                                  March 16, 2001

To Our Stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of R.H. Donnelley Corporation to be held on Tuesday, May 1, 2001, at 9:00 a.m. local time, at The Crowne Plaza White Plains Hotel, 66 Hale Avenue, White Plains, New York 10601.

     The Notice of Annual Meeting and Proxy Statement dated March 16, 2001 accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2000 and a form of proxy are also enclosed. These materials are being mailed to stockholders on or about March 19, 2001.

                                          Sincerely,

                                          /s/ Frank R. Noonan

                                          Frank R. Noonan
                                          Chairman of the Board and
                                          Chief Executive Officer

[RH Donnelley Logo]

                           R.H. DONNELLEY CORPORATION
                            ONE MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2001

To the Stockholders of
  R.H. Donnelley Corporation:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Meeting") of R.H. Donnelley Corporation (the "Company") will be held on Tuesday, May 1, 2001, at 9:00 a.m. local time, at The Crowne Plaza White Plains Hotel, 66 Hale Avenue, White Plains, New York 10601.

     At the Meeting, you will be asked to vote upon the following matters:

     1. Election of three Class II members of the Board of Directors, each for a term of three years;

     2.  Approval of the 2001 Stock Award and Incentive Plan;

     3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001; and

     4. Any other matter that may properly come before the Meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on March 2, 2001 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Meeting or any postponements or adjournments thereof. A list of such stockholders will be available at the Meeting and, during the ten days prior to the Meeting, at the place of the Meeting as well as the Company's executive offices located at One Manhattanville Road, Purchase, New York 10577.

                                          By Order of the Board of Directors,

                                          /s/ Robert J. Bush
                                          Robert J. Bush
                                          Vice President, General Counsel
                                          and Corporate Secretary

Purchase, New York
March 16, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME AND VOTE YOUR SHARES IN PERSON AT THE MEETING.

[RH Donnelley Logo]

                           R.H. DONNELLEY CORPORATION
                            ONE MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of R.H. Donnelley Corporation (the "Company") of proxies for use at the Company's 2001 Annual Meeting of Stockholders (the "Meeting") or at any adjournments or postponements thereof.

                               TABLE OF CONTENTS

Questions and Answers.......................................    2
Proposals to be Voted Upon..................................    5
  Election of Directors.....................................    5
  Approval of 2001 Stock Award and Incentive Plan...........    5
  Ratification of Appointment of Independent Accountants....   12
Board of Directors..........................................   13
  Nominees..................................................   13
  Directors Continuing in Office............................   14
  Committees of the Board of Directors......................   15
  Attendance at Board Meetings..............................   15
  Report of the Audit and Finance Committee.................   16
Director and Executive Compensation.........................   17
  Directors' Compensation...................................   17
  Executive Compensation....................................   17
  Employment Agreements.....................................   22
  Performance Measurement Comparison........................   24
  Report of the Compensation and Benefits Committee.........   25
Security Ownership of Certain Beneficial Owners And
  Management................................................   29
Other Information...........................................   31
  How to Nominate Members of the Board of Directors.........   31
  Compliance with Section 16(a) of the Securities Exchange
     Act....................................................   31
  Delivery of Annual Report on Form 10-K....................   31
  Return of Proxy...........................................   32

ANNEXES:
         R.H. Donnelley Corporation 2001 Stock Award and Incentive
Annex A  Plan........................................................  A-i
Annex B  Audit and Finance Committee Charter.........................  B-1

                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

     Q:  WHAT AM I VOTING ON AT THE MEETING?

     A: 1. Election of three Class II members (Kenneth G. Campbell, Carol J. Parry and Barry Lawson Williams) of the Board of Directors of the Company for three year terms;

         2. Approval of the 2001 Stock Award and Incentive Plan; and

         3. Ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

         (See pages 5-12 for more details.)
--------------------------------------------------------------------------------

     Q: WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE MATTERS TO BE PRESENTED AT THE MEETING?

     A: The Board of Directors recommends a vote IN FAVOR of the (i) election of the three nominees for the Class II members of the Board of Directors; (ii) approval of the 2001 Stock Award and Incentive Plan; and (iii) ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.
--------------------------------------------------------------------------------

     Q:  WHO IS ENTITLED TO VOTE?

     A: Stockholders of record as of the close of business on March 2, 2001 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, 30,878,433 shares of the Company's common stock were outstanding and entitled to vote at the Meeting. As of the Record Date, the outstanding shares of the Company's common stock were held by approximately 7,200 holders of record in addition to approximately 17,000 stockholders whose shares were held in nominee name. Each share of common stock is entitled to one vote on each proposal to properly come before the Meeting.
--------------------------------------------------------------------------------

     Q: HOW DO I VOTE BY PROXY?

     A: Sign and date each proxy card that you receive and return it in the postage prepaid envelope. The proxy will be voted at the Meeting according to your instructions as indicated on the proxy card. If the proxy card is signed and returned but no instructions are given, then your proxy will be voted in favor of the proposals described herein and on the proxy card. With respect to proposals brought before the Meeting but not referenced on the proxy card or in this Proxy Statement, your proxy will be voted in the discretion of the proxies named on the proxy card. (See page 3 for more details.)
--------------------------------------------------------------------------------

     Q:  MAY I REVOKE MY PROXY?

     A: Yes. Your proxy may be revoked at any time before it is voted at the Meeting by (i) written notice to the Secretary of the Company (at the address of the Company set forth on the first page of this Proxy Statement), (ii) a duly executed proxy bearing a later date or (iii) voting in person at the Meeting.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Q:  HOW DO I VOTE SHARES THAT ARE HELD IN EMPLOYEE BENEFIT PLANS?

     A: If you are a participant in the Company's Profit Participation Plan or the DonTech Profit Participation Plan (collectively the "Plans") and have funds invested in the Company's common stock, your proxy card will serve as a voting instruction for the trustee of the respective Plan. Fractional shares you hold in the Plans are not printed on the proxy card but will be voted by the trustee as if included thereon. If a proxy covering shares in the Plans has not been received on or before April 26, 2001, or if it is signed and returned without instructions, the trustee will vote those shares in the same proportion as the shares for which it has received instructions, except as otherwise required by law.
--------------------------------------------------------------------------------

     Q:  WHO WILL COUNT THE VOTE AT THE MEETING?

     A: Representatives of The Bank of New York, the Company's transfer agent, will tabulate the vote and serve as inspector of election at the Meeting.
--------------------------------------------------------------------------------

     Q:  WHAT CONSTITUTES A QUORUM FOR THE MEETING?

     A: A majority of the Company's outstanding shares, present or represented by proxy at the Meeting, constitutes a quorum for purposes of conducting business at the Meeting. Shares represented by proxies that are marked "abstain" or "withhold authority" on any or all matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to shares held in "street name" that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters.
--------------------------------------------------------------------------------

     Q: WHAT ARE THE VOTING REQUIREMENTS FOR THE APPROVAL OF EACH OF THE PROPOSALS?

     A: 1. The nominees for Class II members of the Board of Directors must be elected by a plurality of the shares present in person or represented by proxy and entitled to vote; and

         2. The (a) approval of the 2001 Stock Award and Incentive Plan, (b) ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001 and (c) any other matter that properly comes before the Meeting, in each case, requires the approval of the majority of the shares present in person or represented by proxy and entitled to vote at the Meeting.
--------------------------------------------------------------------------------

     Q: HOW IS MY PROXY VOTED ON MATTERS NOT IDENTIFIED ON THE PROXY CARD OR IN THIS PROXY STATEMENT?

     A: The Board of Directors presently knows of no other matters to be presented for action at the Meeting. However, the proxy card confers upon the persons named on the proxy card authority to vote your shares in their discretion upon any other matter that may properly come before the Meeting.
--------------------------------------------------------------------------------

     Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: It means that your shares are registered differently and, therefore, are in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted. To provide better stockholder services, we encourage you to have all shares and accounts registered in the same name and address. You may do this by contacting our transfer agent, The Bank of New York, at 1-800-524-4458.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Q:  WHO MAY ATTEND THE ANNUAL MEETING?

     A: All stockholders as of the Record Date (March 2, 2001) are invited to attend, although seating may be limited.
--------------------------------------------------------------------------------

     Q: WHO IS BEARING THE COST OF THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION EFFECTED?

     A: The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The solicitation of proxies may be made by directors, officers and employees of the Company personally or by mail, telephone or facsimile communication. No additional compensation will be paid for such solicitation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.
--------------------------------------------------------------------------------

     Q:  UNDER WHAT CIRCUMSTANCES MAY THE MEETING BE ADJOURNED?

     A: Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. The Company does not currently intend to seek an adjournment of the Meeting.
--------------------------------------------------------------------------------

     Q: WHEN ARE STOCKHOLDER PROPOSALS DUE FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT FOR THE 2002 ANNUAL MEETING?

     A: Proposals of the Company's stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than November 23, 2001 to be included in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting. Any proposal should be addressed to Robert J. Bush, Esq., Vice President, General Counsel and Corporate Secretary, R.H. Donnelley Corporation, One Manhattanville Road, Purchase, New York 10577, and should be sent by certified mail, return receipt requested. (Also see "Other Information -- How to Nominate Members of the Board of Directors" on page 31.)
--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. At the 2001 Annual Meeting of Stockholders, Kenneth G. Campbell, Carol J. Parry and Barry Lawson Williams, presently Class II directors and the Board of Directors' nominees for Class II of the Board of Directors, are up for re-election. (See page 13 for more information regarding the nominees.) If elected, they will each serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Unless a proxy shall specify that it is not to be voted for them, the shares of common stock represented by each duly executed and returned proxy will be voted FOR their election as directors.

     With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee or broker non-votes will not be counted toward such nominee's achievement of a plurality. A "broker non-vote" occurs when a broker does not have the authority to vote on a particular proposal. This happens because brokers who hold shares in "street name" have the authority to vote only on certain routine matters in the absence of instructions from the beneficial owners.

     If any nominee does not stand for re-election at the Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee appointed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                                  PROPOSAL 2:
                APPROVAL OF 2001 STOCK AWARD AND INCENTIVE PLAN

     The Board of Directors adopted the R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (the "2001 Plan") at its regular meeting on February 27, 2001, subject to approval by stockholders. The purposes of the Plan are to:

     - Advance the interests of the Company and its stockholders by providing incentives to attract, retain, motivate and reward employees and non-employee directors of the Company and its subsidiaries or affiliates;

     - Create long-term shareholder value by linking the participants' compensation to the Company's performance with stock-based and cash-based incentives; and

     - Recognize individual contributions and reward achievement of Company goals.

     Upon approval by stockholders, the 2001 Plan will replace a number of Company plans, including the 1991 Key Employees' Stock Option Plan; the Key Employees' Performance Unit Plan; the Annual Incentive Plan; and the 1998 Directors' Stock Plan, each as it may have been amended to date (collectively, the "Preexisting Plans").

     A summary of the material features of the 2001 Plan follows. It is subject to, and you should also review, the full text of the 2001 Plan, which can be found at Annex A.

     ELIGIBLE PARTICIPANTS. Employees and non-employee directors of the Company or its subsidiaries or affiliates will be eligible for awards under the 2001 Plan. Any person who is offered employment will also be eligible but cannot receive any benefit under his or her award until after beginning employment with the Company or a subsidiary or affiliate. Currently, approximately 650 employees and seven non-employee directors would be eligible for awards under the 2001 Plan.

     NUMBER OF AUTHORIZED SHARES. Upon approval by the Company's stockholders, the 2001 Plan will authorize the Company to issue up to a total of 4 million shares of common stock, plus 10% of any shares issued by the Company other than in connection with any incentive compensation plan, including the 2001 Plan. The number of shares authorized by the 2001 Plan represents approximately 13% of the Company's outstanding stock on the Record Date. Shares may be issued from treasury or other currently authorized but unissued shares.

     No further awards under the Company's Preexisting Plans will be made upon stockholder approval of the 2001 Plan, provided that existing awards under the Preexisting Plans will continue to be governed by the Preexisting Plans. However, shares that subsequently become available under the Preexisting Plans will be available for award under the 2001 Plan. These include shares that are cancelled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares. As of the Record Date, the Company had approximately 3.3 million shares reserved for outstanding awards under the Preexisting Plans. The closing price of the Company's common stock on the Record Date was $28.35 per share.

     If the 2001 Plan is not approved by stockholders, the Preexisting Plans will remain in effect and awards could still be made under those Preexisting Plans, except that no awards may be made under the 1991 Key Employees' Stock Option Plan after February 18, 2001.

     SHARE COUNTING. The 2001 Plan includes rules to assure that all awards are properly counted. For most purposes, the rules recognize all forms of awards permitted by the 2001 Plan as interchangeable. Forfeited, terminated or expired awards of shares, as well as awards settled in cash without issuing any shares (whether under the 2001 Plan or any Preexisting Plan), will become available for future awards. So too will any shares a participant surrenders to pay the exercise price of an award and those which the Company withholds to satisfy a withholding tax obligation. In addition, shares that are issued or are issuable in connection with any awards used to substitute for awards under a compensation plan of an acquired entity will not count against the shares authorized under the 2001 Plan.

     ADJUSTMENTS. The Company may adjust the number of shares authorized by the 2001 Plan if there is a stock-split, stock dividend, merger or other extraordinary event. In each of those cases, the Company may also adjust existing awards outstanding under the 2001 Plan in addition to adjusting any aggregate or individual limits in the 2001 Plan, including the number of shares available for awards other than stock options or stock appreciation rights. However, these adjustments will not enlarge the proportionate interest represented by the shares before the extraordinary event, but will be made to prevent a reduction in the value of the Company's outstanding shares, also called dilution.

     PLAN ADMINISTRATION. The Compensation & Benefits Committee of the Company's Board of Directors will administer the 2001 Plan. Members of the Committee are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Internal Revenue Code Section 162(m) ("Code
Section 162(m)"). See "Committees of the Board of Directors" on page 15 for further information regarding the Committee. The Board of Directors itself may also administer the 2001 Plan, and only the Board of Directors may make awards to non-employee directors. In addition, the Board and the Compensation & Benefits Committee may delegate the authority to perform any function (whether administrative or otherwise) to the fullest extent permitted by the Delaware General Corporation Law, except to the extent that by doing so any award would fail to qualify for (i) any exemption under Rule 16b-3(d) of the Exchange Act or
(ii) treatment as "performance-based compensation" under Code Section 162(m). For convenience, we will refer to anyone who administers the 2001 Plan as the "Committee."

     Administration of the 2001 Plan includes selecting eligible individuals who will receive awards, determining the type of awards and their specific terms (e.g., valuation/exercise price, vesting, expiration, etc.), deciding whether specific awards should be accelerated or cancelled in appropriate cases and otherwise interpreting the 2001 Plan. All decisions of the Committee with respect to the administration of the 2001 Plan will be final, conclusive and binding on all persons interested in the 2001 Plan.

     FORM OF AWARDS. The 2001 Plan awards may take a number of forms, including stock options ("Options"), stock appreciation rights ("SARs"), limited SARs, restricted stock ("Restricted Stock"), deferred stock ("Deferred Stock"), bonus shares, stock granted in lieu of another kind of compensation, and other awards tied to the market value of the Company's common stock or factors that influence its value. Options and SARs allow a participant to benefit from increases in the market price of the Company's common stock after the grant date. Other awards may allow a participant to receive the current value of common stock on the grant date as well as appreciation in value, and therefore these could be more costly to the Company. Accordingly, the 2001 Plan limits the number of shares that may be used for awards other than Options or SARs to 1 million shares, subject to adjustment as described above. The awards to be received by participants under the 2001 Plan (other than for non-employee directors whose annual awards are described below under "-- Non-employee Directors") are not yet determinable as those awards will be made at the discretion of the Committee.

     STOCK OPTIONS AND SARS. Options include both incentive stock options (called "ISOs"), which may result in favorable tax treatment to the participant, and non-qualified stock options. An SAR or a limited SAR entitles the participant to receive payment of the amount of appreciation in the market value of his or her shares on the exercise date over the grant price. SARs may be granted in tandem with, or independently from, Options. A limited SAR is a SAR that is exercisable only in limited circumstances, such as following a Change in Control (as defined in the 2001 Plan) of the Company or any other special event specified by the Committee. The Committee will determine exercise prices for options and grant prices for SARs and limited SARs, but these may not be less than the fair market value of the Company's common stock on the grant date, except when determined to be appropriate by the Committee if a participant gives up a right to compensation equal to any discount in the exercise price or grant price.

     Options will have a maximum term of ten years. The participant may pay the exercise price of an option in cash, stock, other awards that have in-the-money value or any other means approved by the Committee. These could include notes or other obligations to make payment on a deferred basis or broker-assisted cashless exercise procedures to the extent permitted by law. In addition, the terms of any ISOs that are granted to any participant will comply with the provisions of Internal Revenue Code Section 422.

     RESTRICTED STOCK. Restricted Stock is a grant of shares that is subject to a risk of forfeiture, transferability restrictions and/or other restrictions as determined by the Committee (including satisfaction of performance goals and service requirements). Upon termination of employment or service, Restricted Stock that is subject to restriction will be forfeited (subject to the Committee's discretion to make exceptions on a case by case basis). Restricted Stock generally entitles the recipient to all the rights of a stockholder, including the right to vote and receive dividends. Such dividends (if declared) will be paid to participants at the time and in the form determined by the Committee.

     The 2001 Plan contains certain limitations on the terms and conditions upon which the Committee may award Restricted Stock. Generally, Restricted Stock will vest over a minimum of three years. However, if the grant of Restricted Stock is based upon the achievement of performance conditions, it may vest over as little as a one-year period. Up to 5% of the shares authorized under the 2001 Plan may be granted as Restricted Stock without any minimum vesting conditions.

     DEFERRED STOCK. Deferred Stock gives a participant the right to receive shares at the end of a defined deferral period selected by the Committee or the participant. Deferred Stock is subject to restrictions on transferability, risk of forfeiture and/or other restrictions imposed by the Committee. Upon termination of employment or service, Deferred Stock that is at that time subject to forfeiture will be forfeited (subject to the Committee's discretion to make exceptions on a case by case basis).

     PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS. The Committee may require a participant to meet certain performance goals as a condition of any award or as a condition to exercise or to an acceleration of settlement. The Committee will determine if and when any such performance goals are satisfied by applicable participants.

     Performance awards may take the form of annual incentive awards that are subject to settlement in cash or in stock when the participant achieves the performance goals for a particular year. In this way, the Committee intends to qualify such annual incentive awards to avoid the limitation on tax deductibility under Code Section 162(m). The Committee may adjust performance conditions and other terms of performance awards in keeping with extraordinary corporate events or changes in laws, regulations or accounting principles, but any adjustment to an award intended to qualify as performance-based must still comply with the requirements of Code Section 162(m). In accordance with Code
Section 162(m), the Committee may, in its discretion, pay out less (but not more) than the amount called for by any performance award intended to qualify for full tax deductibility under Code Section 162(m).

     The Committee may also establish a performance award pool on an unfunded basis for purposes of measuring Company performance in connection with performance awards. The amount of such pool will be determined by achievement of one or more goals established by the Committee. For purposes of Code Section 162(m), performance goals must be established no later than the earlier of (i) 90 days after the beginning of the performance period, or (ii) before 25% of the performance period has elapsed. See "-- Compliance with Code Section 162(m)" below for a discussion of other relevant matters.

     DIVIDEND EQUIVALENTS. The Committee is authorized to grant the right to receive dividends declared on the Company's common stock either alone or as part of any award. The Committee may provide that these dividend equivalents may be paid or distributed when declared or may be deemed to be reinvested in additional shares, awards or other investment vehicles on terms and conditions established by the Committee. The Company does not presently pay, or expect in the foreseeable future to pay dividends.

     OTHER TERMS. The Company may settle awards under the 2001 Plan in cash, shares, other awards or other property. The settlement of any award may be accelerated by the Committee in its discretion upon the occurrence of one or more special events. The Committee may also make awards in exchange for other awards or other rights to payment from the Company. All awards will be non-transferable, except upon death or as may be permitted in individual cases for estate planning and similar purposes. Participants will not normally give consideration for awards under the 2001 Plan, other than their services to the Company.

     CHANGE IN CONTROL. Unless otherwise provided in any award agreement, if a Change in Control of the Company occurs, all outstanding awards will immediately vest and become fully exercisable, while any deferral of settlement, forfeiture conditions and/or other restrictions will lapse and such awards shall be fully payable as of the effective date of the Change in Control (unless waived or deferred at participant's option). In addition, the Committee may decide to offer participants the right to receive cash settlement equal to the intrinsic value of any Options held by a participant. The Committee may also decide that participants have met their performance goals and other conditions of such awards in the event of a Change in Control. Termination of a participant's employment by the Company without Cause (as defined in the 2001 Plan) after the commencement of negotiations with respect to a potential business combination will result in acceleration of vesting of the participant's outstanding awards if such negotiations result in a transaction constituting a Change in Control within 24 months following the commencement of such negotiations. Such acceleration will be retroactive to the time immediately preceding the Change in Control.

     TERMINATION AND AMENDMENT OF THE 2001 PLAN. The 2001 Plan will terminate when no shares remain available for issuance and when the Company has no further obligations under outstanding awards, provided that no ISOs may be granted after February 26, 2011. Before termination, the Board of Directors may amend, suspend or terminate the 2001 Plan without further stockholder approval, unless applicable law or exchange rules require such approval, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the 2001 Plan. No amendment may have a material adverse effect on awards previously granted without the affected holder's consent. Specifically, stockholders need not approve amendments that might increase the cost to the Company of the 2001 Plan. In its discretion, however, the Board of Directors may submit other amendments for stockholder approval.

     REPRICING. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

     FORFEITURE OF AWARD GAINS. The 2001 Plan contains certain restrictive covenants, including non-compete, non-solicitation and non-disclosure provisions, that govern the behavior of participants (other than non-employee directors) during their employment with the Company and for 12 months after termination of their employment. Compliance with each of the covenants contained in the 2001 Plan is a pre-condition to a participant's right to realize and retain any gain from any award made under the 2001 Plan. In the event that a participant violates any of these covenants ("Forfeiture Event"), the Company has the right to recover all gains derived from 2001 Plan-based awards realized by that participant within the period that is six months prior to the date of the Forfeiture Event or the participant's termination of employment, and to cancel any existing awards. The Committee has discretion to waive or modify the Company's right to forfeiture, or to include additional forfeiture provisions in the agreement governing any 2001 Plan award.

     NON-EMPLOYEE DIRECTORS. The 2001 Plan provides that non-employee directors will be compensated in accordance with the policies of the Board of Directors, which are subject to change from time to time. Currently, these policies provide that each non-employee director of the Company will receive (i)(a) 1,500 shares of deferred stock and (b) an option to purchase 1,500 shares of the Company's common stock upon his or her initial election or appointment to the Board, and
(ii)(a) 1,500 shares of deferred stock and (b) an option to purchase 1,500 shares of common stock at each annual meeting of the Company's stockholders thereafter. All such deferred stock and option grants currently vest in three equal installments on the day before the date of the next three annual meetings of stockholders following the date of grant, subject to acceleration in the event of death, disability or retirement of the non-employee director or a Change in Control of the Company. Any unvested portion of such deferred stock or option grants will be forfeited in the event of a termination of service prior to a Change in Control for any reason other than death, disability or retirement.

     Each non-employee director may elect to receive retainer fees in the form of options or to defer the receipt of retainer fees and/or other director compensation into deferred stock or deferred cash. Non-employee directors who elect to receive options will be granted an appropriate number of options, as determined by the Board of Directors using a reasonable option valuation methodology, such as the Black-Scholes option pricing methodology. Such options will be fully vested by the conclusion of one year and have a ten-year term, unless forfeited earlier by the termination of the non-employee director's service.

     If retainer fees and/or other director compensation are deferred into deferred stock, an appropriate number of deferred shares will be credited to the non-employee director's account as of the date such retainer fees or other director compensation otherwise would have been payable. If dividends are paid, a non-employee director will have the right to receive dividend equivalents on such deferred stock. If retainer fees and/or other director compensation are deferred into deferred cash, such amounts will accrue interest or investment earnings in accordance with investment alternatives offered from time to time under the Company's Deferred Compensation Plan. The right and interest of each non-employee director relating to deferrals of retainer fees into deferred stock or deferred cash is always nonforfeitable.

     Non-employee directors may designate in writing the timing upon which deferred amounts will be settled and whether distribution will be in a single lump sum or in annual installments. In the event of a Change in Control, settlement of deferred amounts will be made within fifteen (15) business days following such Change in Control.

     FEDERAL INCOME TAX SUMMARY. The following is a summary of the current, general federal income tax consequences of awards under the 2001 Plan. It is not intended to be a comprehensive description of all possible tax consequences related to awards under the 2001 Plan.

     The grant of an Option or SAR will trigger no federal income tax for a participant or a deduction for the Company. Nor will the participant have taxable income upon exercising an ISO, although the alternative minimum tax may apply. Upon the exercise of an Option that is not an ISO, the difference between the exercise price and the fair market value of the Option shares is taxable to the participant as ordinary income on the exercise date. On the exercise of a SAR, the cash or the fair market value of the shares received will also be taxable as ordinary income.

     If a participant disposes of ISO shares before the end of applicable ISO holding periods, he or she will be taxed on ordinary income equal to the lesser of (i) the fair market value of the shares at exercise minus the exercise price, or (ii) the amount realized upon the disposition minus the exercise price. The applicable ISO holding period is the longer of two years from the date of grant or one year from the date of exercise. Otherwise, a disposition of shares acquired by exercising an Option or SAR will result in short-term or long-term capital gain or loss equal to the sale price minus the participant's tax basis in such shares. The tax basis is the exercise price paid plus any amount previously taxed as ordinary income upon exercise of the award.

     The Company is normally entitled to a tax deduction equal to the amount taxed as ordinary income to the participant. The Company will not be entitled to a tax deduction for amounts taxed as capital gain to the participant. Therefore, the Company will not be entitled to a tax deduction if a participant exercises an ISO and holds the shares received for the ISO holding period.

     In the case of awards other than Options and SARs, the participant generally will be taxed on ordinary income equal to the fair market value of shares, cash or other property received. This tax will accrue at the time of receipt, except in the case of an award that is non-transferable and subject to a risk of forfeiture. In that case, the tax may not accrue until lapse of at least one of these restrictions, although the participant may elect to be taxed at the time of grant. Subject to an exception discussed below under "-- Compliance with Code Section 162(m)", the Company will be entitled to a tax deduction in an amount equal to the ordinary income taxed to the participant.

     COMPLIANCE WITH CODE SECTION 162(M). The Committee intends that some awards under the 2001 Plan should qualify as performance-based, as defined in Code Section 162(m). Code Section 162(m) imposes a cap of $1 million on the amount of tax deductions the Company may take for compensation to any particular executive in a single year, but qualifying performance-based compensation remains fully deductible regardless of its amount. Under the 2001 Plan, Options and SARs, annual incentive awards to employees whom the Committee expects to be covered executives and other awards conditioned upon achievement of performance goals are intended to qualify as performance-based compensation.

     By approving the 2001 Plan, stockholders will also be approving the eligibility of executive officers and others to participate, the per-person limitations and the general business criteria on which performance objectives for performance-based awards may be based. The 2001 Plan imposes per-person limitations so that a participant may not receive awards intended to qualify as performance-based in excess of his or her annual limit. For each type of award, a participant's annual limit is two million shares plus the amount of his or her unused annual limit for that same type of award at the end of the previous year. In the case of awards not valued in a way in which the share limitation would be effective -- for example, cash annual incentive awards -- a participant may not be paid during any calendar year an amount that exceeds his or her annual limit, which is $4 million each year plus the amount of the participant's unused cash annual limit for the previous year. A participant's annual limit applies if it is potentially earnable, even if there is a deferral of payout. Options, SARs, limited SARs, Restricted Stock, Deferred Stock, other stock-based awards, annual incentive awards and long-term performance awards each represent a separate type of award for purposes of the annual limit. The annual limit has been set above the Committee's present anticipated award levels because Code Section 162(m) permits only downward discretionary adjustments.

     In establishing goals for a performance-based award to an executive who is subject to Code Section 162(m), the Committee may select any of the following business criteria: (1) advertising sales (either calendar cycle or publication cycle basis) or other sales or revenue measures; (2) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or value created; (8) operating margin; (9) stock price or total stockholder return; and
(10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance of business criteria may be established by the Committee in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. These business criteria may apply to the Company on a consolidated basis or to specified subsidiaries or business units. Both annual incentive awards and long-term performance awards may incorporate these criteria. Stockholder approval of the 2001 Plan, including these business criteria without specific targeted levels of performance, will qualify awards as performance-based for a period of approximately five years. Thereafter, the 2001 Plan authorizes further awards of Options and SARs that may continue to qualify as performance-based under Code Section 162(m), as well as other awards that will not so qualify.

     A number of other requirements must be met in order for particular compensation to qualify as performance-based under Code Section 162(m). There can be no assurance that compensation resulting from awards under the 2001 Plan intended to qualify under Code Section 162(m) will in fact be fully deductible under all circumstances. In addition, the 2001 Plan authorizes types of awards that will not qualify as performance-based. Compensation paid as a result of these awards may be subject to the limitation on deductibility under Code
Section 162(m) if it and other non-performance-based compensation paid to any named executive exceed $1 million in a given year. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility under Code Section 162(m).

     With respect to Proposal 2, if a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting, the shares are considered present at the Meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes on such proposal, the shares are not considered present at the Meeting for such proposal and they are, therefore, not counted in respect of such proposal. Such broker non-votes, however, do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated.

     The non-employee directors and management each have an interest in this Proposal 2 since they are eligible participants under the 2001 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 STOCK AWARD AND INCENTIVE PLAN.

                                  PROPOSAL 3:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2001. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Meeting and available to respond to appropriate questions submitted by stockholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire. See page 16 for the Report of the Audit and Finance Committee on Financial Reporting for certain disclosures that may be relevant to the selection of independent accountants.

     Approval by the stockholders of the appointment of the Company's independent accountants is not required by law, any applicable stock exchange regulation or by the Company's organizational documents, but the Board of Directors deems it desirable to submit this matter to stockholders as a corporate governance practice. If holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Meeting do not ratify the Company's appointment of PricewaterhouseCoopers LLP, the selection of independent accountants will be reconsidered by the Board, but not necessarily changed.

     With respect to Proposal 3, if a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting, the shares are considered present at the Meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes on such proposal, the shares are not considered present at the Meeting for such proposal and they are, therefore, not counted in respect of such proposal. Such broker non-votes, however, do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 2001.

                               BOARD OF DIRECTORS

                                    NOMINEES

             CLASS II -- TERM TO EXPIRE AT THE 2004 ANNUAL MEETING

KENNETH G. CAMPBELL                                 Director since November 1999

     Mr. Campbell, 54, was the co-founder and has been Chairman and Chief Executive Officer of Centegy Corporation (formerly NETEQ, Inc.) since 1998. Mr. Campbell co-founded and was Executive Vice President of Affiliate Sales and Operations at USWEB from 1995 to 1998. From 1992 to 1995, Mr. Campbell was Vice President and General Manager, North America at Inmac Corporation. From 1990 to 1992, Mr. Campbell was co-founder and President of Advanced Partners. Prior to that, Mr. Campbell held management positions at CopyMat Corporation from 1988 to 1990 and was co-founder and Vice President of Sales and Operations for USTelecenters from 1985 to 1988. Mr. Campbell serves on the board of Centegy Corporation.

CAROL J. PARRY                                          Director since June 1998

     Ms. Parry, 59, has been the President of Corporate Social Responsibility Associates since September 2000. Previously, Ms. Parry served as Executive Vice President in charge of the Community Development Group at The Chase Manhattan Bank (the "Bank") from 1996 to June 1999. In 1999, Ms. Parry was nominated to serve on the Board of Governors of the Federal Reserve System, the central bank of the United States. Ms. Parry was Managing Director of the Bank's Community Development Group from 1992 to 1996 and served on the Bank's Policy Council, the central governing body of the Bank, from 1997 to 1999. Ms. Parry has served on the Federal Reserve Board Advisory Council and the advisory board for the Community Development Financial Institutions Program. Ms. Parry is a Trustee for the Committee for Economic Development and serves on the boards of a number of not-for-profit organizations.

     The Bank is Administrative Agent for, and one of the lenders under, the Company's $400 million credit facility, and an affiliate of the Bank was one of the initial purchasers of the Company's 9 1/8% subordinated notes in the aggregate principal amount of $150 million. In connection with serving in such roles, the Bank and its affiliate received usual and customary fees. All of such debt was incurred by the Company in order to fund certain cash distributions payable to The Dun & Bradstreet Corporation ("D&B"), the Company's former parent, in connection with the spin-off ("Spin-Off") of D&B from the Company effective as of July 1, 1998.

BARRY LAWSON WILLIAMS                                   Director since June 1998

     Mr. Williams, 56, is currently serving as President and Chief Executive Officer of the American Management Association International from November 2000 to present. He also serves as President and Founder of Williams Pacific Ventures, Inc. since 1988, Senior Mediator of JAMS/Endispute, Inc. since 1993, Adjunct Lecturer, Entrepreneurship at Haas School of Business since 1995, and General Partner of WDG Ventures (a California limited partnership) since 1987. He was previously President of C.N. Flagg Power Inc. from 1989 to 1992. Mr. Williams serves on the boards of CH2M Hill Companies, Ltd., Newhall Land & Farming Company, Northwestern Mutual Life Insurance Company, PG&E Corp., Synavant Inc. and Simpson Manufacturing Company. Mr. Williams is also a director-elect of Kaiser Permanente and serves on the boards of a number of other not-for-profit organizations.

                         DIRECTORS CONTINUING IN OFFICE

               CLASS I -- TERM EXPIRES AT THE 2003 ANNUAL MEETING

DIANE P. BAKER                                          Director since June 1998

     Ms. Baker, 46, was Senior Vice President and Chief Financial Officer of The New York Times Company from 1995 to 1998. From 1990 through 1995, Ms. Baker was Group Senior Vice President and Chief Financial Officer of R.H. Macy & Co., Inc. Ms. Baker is a Trustee for the New School University and serves on the boards of a number of not-for-profit organizations.

ROBERT KAMERSCHEN                                       Director since June 1998

     Mr. Kamerschen, 65, has been Chairman and Chief Executive Officer of DIMAC Corporation since October 1999. In July 1999, he retired as Chairman of ADVO, Inc., a position he had held since 1989, and has served as Senior Consultant to ADVO, Inc. since July 1999. Prior to January 1999, in addition to serving as Chairman of ADVO, Inc., Mr. Kamerschen had also been Chief Executive Officer since 1988. Mr. Kamerschen currently serves on the boards of Coolsavings.com, DIMAC Corporation, IMS Health Incorporated, Micrografx, Inc., Synavant, Inc., Tandy Corporation and TravelCLICK.com. Mr.
Kamerschen is a Trustee for the University of Hartford and serves on the boards of a number of not-for-profit organizations.

              CLASS III -- TERM EXPIRES AT THE 2002 ANNUAL MEETING

DARIUS W. GASKINS, JR.                              Director since November 1999

     Mr. Gaskins, 61, has been a founding partner of Norbridge, Inc. since 1993 and a partner of High Street Associates since 1991. Mr. Gaskins was a visiting professor at Harvard University, John F. Kennedy School of Government, Center for Business and Government from 1989 to 1991. Mr. Gaskins served as President and Chief Executive Officer of Burlington Northern Railroad from 1985 to 1989. Prior to that, Mr. Gaskins held several senior federal government positions including Chairman of the Interstate Commerce Commission. Mr. Gaskins serves on the boards of Anacomp, Inc., Northwestern Steel and Wire Company and Sapient Corporation. Mr. Gaskins is Chairman of Resources for the Future, a not-for-profit organization.

WILLIAM G. JACOBI                                       Director since June 1998

     Mr. Jacobi, 57, was Chairman of Nielsen Media Research, Inc. from November 1996 to October 1999. He was Chairman of IMS International from February 1995 to December 1997 and Executive Vice President of Cognizant Corporation from September 1996 to December 1997. Mr. Jacobi served as Executive Vice President of The Dun & Bradstreet Corporation from February 1995 to October 1996 and Senior Vice President of The Dun & Bradstreet Corporation from July 1993 to February 1995. Mr. Jacobi was President and Chief Operating Officer of Nielsen Media Research, Inc. from 1991 to 1993. Mr. Jacobi held other management positions at Dun & Bradstreet since joining in 1978. Mr. Jacobi serves on the board of the Windward School.

FRANK R. NOONAN                                        Director since April 1998

     Mr. Noonan, 58, has been a director of R.H. Donnelley Inc. since February 1995, its President from August 1991 to December 2000, and has been Chairman and Chief Executive Officer of the Company since June 30, 1998. Mr. Noonan was a director of The Dun & Bradstreet Corporation from April 1998 to June 1998. Mr. Noonan was Senior Vice President Finance of Dun & Bradstreet Information Services from 1989 to August 1991. Prior to joining Dun & Bradstreet, Mr. Noonan served as Senior Vice President and Chief Financial Officer of UNUM Corporation and in various financial positions for the General Electric Company. Mr. Noonan is Vice Chairman of the Board of Trustees for New York United Hospital Medical

Center, a member of the Boards of Trustees of Manhattanville College and the University of New Hampshire Foundation, and Vice Chairman of the Board of Governors for the Buick Classic.

                      COMMITTEES OF THE BOARD OF DIRECTORS

  Audit and Finance Committee

     The Audit & Finance Committee has overall responsibility for the integrity of the Company's financial reporting process, including oversight of the preparation of financial statements and related financial information, as well as the annual independent audit of such statements. The Audit & Finance Committee, among other matters: recommends independent certified public accountants; reviews the scope of the audit examination, including fees and staffing; reviews the independence of the accountants; assesses the adequacy of financial disclosures to shareholders and reviews and approves the interim and year-end financial statements prepared by management prior to external reporting; reviews and approves non-audit services provided by the accountants, if any; reviews findings and recommendations of the accountants and management's response; reviews the internal audit function; reviews the system of internal controls; assesses the adequacy of the Committee Charter (the Committee Charter has been included as Annex B) and recommends changes to the Charter as appropriate; and prepares the Report of the Audit and Finance Committee on Financial Reporting included in this Proxy Statement on page 16. In addition, the Audit and Finance Committee has responsibility for reviewing existing financing arrangements (and compliance with governing documents) and for making recommendations to the Board regarding financing requirements for the Company and sources for such financing. The Audit and Finance Committee met three times during 2000. The Audit and Finance Committee members are Messrs. Williams (chairperson) and Gaskins and Mdmes. Baker and Parry.

  Compensation & Benefits Committee

     The Compensation & Benefits Committee, among other matters: reviews management compensation programs; reviews and approves compensation changes for senior management; administers the Company's compensation and benefit plans; and prepares the Report of the Compensation and Benefits Committee included in this Proxy Statement beginning on page 25. The Compensation & Benefits Committee met six times during 2000. The Compensation and Benefits Committee members are Messrs. Kamerschen (chairperson) and Williams and Ms. Baker.

  Corporate Governance Committee

     The Corporate Governance Committee, among other matters: makes recommendations to the Board regarding criteria to be used to assess qualifications for Board membership; reviews qualifications of potential candidates and makes recommendations to the Board of persons to serve on the Board and the various committees of the Board; and makes recommendations to the Board regarding corporate governance guidelines. The Corporate Governance Committee met twice during 2000. The Corporate Governance Committee members are Ms. Parry (chairperson) and Messrs. Campbell, Jacobi and Kamerschen.

     Stockholders' recommendations for nominees to the Board of Directors will be considered by the Corporate Governance Committee provided such nominations are made in accordance with the Company's By-Laws. (See discussion on page 31.)

                          ATTENDANCE AT BOARD MEETINGS

     Eleven meetings of the Board of Directors were held during 2000. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he or she served during the period for which he or she was a director.

                   REPORT OF THE AUDIT AND FINANCE COMMITTEE
                             ON FINANCIAL REPORTING

     The Audit and Finance Committee of the Board of Directors (the "Committee") is comprised entirely of independent directors, within the meaning of, and in accordance with, applicable New York Stock Exchange rules. The Committee operates pursuant to a written charter attached to this Proxy Statement as Annex B and under delegated authority from the Board of Directors.

     Management is responsible for the Company's financial reporting process, financial statements (including notes thereto) and internal controls. The Company's independent accountants, PricewaterhouseCoopers LLC ("PwC"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards, and issuing a written report thereon to the Board and the Company's shareholders. The Committee is responsible for monitoring and overseeing this entire process.

     In this context, the Committee met and held discussions with management and PwC regarding the financial reporting process, the consolidated financial statements and the internal controls. Specifically, the Committee discussed with PwC (i) the overall scope of its audit, (ii) the results of its examination,
(iii) its evaluation of internal controls, (iv) the overall quality of the financial reporting process and the financial statement disclosures and (v) the matters required to be discussed by PwC under (a) Statement on Auditing Standards No. 61 (Communication with Audit Committees) and (b) Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), including the written disclosures regarding independence made by PwC to the Committee thereunder.

     Audit Fees. The Company incurred approximately $366,000 in fees and expenses for professional services rendered in connection with PwC's annual audit and quarterly reviews of the Company's consolidated financial statements for 2000, of which approximately $200,000 had been billed and paid by December 31, 2000.

     Other Fees. During 2000, the Company paid PwC approximately $1.4 million in fees and expenses in connection with other non-audit matters, primarily a special consulting project with respect to certain tax matters (approximately $1.0 million), as well as the provision of internal audit services (approximately $0.2 million). During 2000, the Committee considered whether PwC's provision of these other non-audit services impaired PwC's independence. While the Committee determined that the provision of such services did not impair PwC's independence, for several reasons, the Company determined that it would no longer utilize PwC to manage the internal audit function after 2000.

     Management has represented to the Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. Accordingly, based upon the Committee's review of the financial statements and in reliance on its discussions with management and PwC, the Committee has recommended to the Board of Directors (and the Board has approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     AUDIT AND FINANCE COMMITTEE

     Barry Lawson Williams, Chairperson
     Diane P. Baker
     Darius W. Gaskins, Jr.
     Carol J. Parry

                      DIRECTOR AND EXECUTIVE COMPENSATION

DIRECTORS' COMPENSATION

     Presently, each non-employee director annually receives a cash retainer of $20,000, 1,500 deferred shares of the Company's common stock and an option to purchase 1,500 shares of the Company's common stock. In addition, each non-employee director receives $1,000 for each Board and committee meeting he or she attends and $1,000 for each committee meeting for which he or she serves as chairperson. All such deferred share and option grants vest in three equal installments as of the close of business on the day immediately preceding the date of the three annual meetings of stockholders immediately following the date of grant, subject to acceleration in the event of death, disability or retirement or a change in control of the Company. Directors may elect to defer their cash retainer fees into a deferred cash account, which may be invested in various investment alternatives, a deferred share account or options to purchase additional shares of the Company's common stock. Previously, all non-cash awards to non-employee directors have been made under the Company's 1998 Directors' Stock Plan. In the event that the 2001 Plan is approved by stockholders at the Meeting, no grants will be made under the 1998 Plan after such approval. However, these same formula grants to non-employee directors have been included in the 2001 Plan. See Proposal 2 beginning on page 5 for a detailed discussion of the 2001 Plan.

EXECUTIVE COMPENSATION

     The following tables provide information regarding the compensation of the Chief Executive Officer and the next four most highly compensated executive officers (collectively, the "Named Executive Officers") in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                             ANNUAL COMPENSATION                    COMPENSATION AWARDS PAYOUTS
                                    --------------------------------------   -----------------------------------------
                                                                 OTHER                      SECURITIES       LONG-
                                                                 ANNUAL       RESTRICTED    UNDERLYING       TERM
                                                                COMPEN-         STOCK        OPTIONS/      INCENTIVE
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS(1)($)   SATION(2)($)    AWARDS($)     SARS(3)(#)   PAYOUTS(4)($)
---------------------------  ----   ---------   -----------   ------------   ------------   ----------   -------------
Frank R. Noonan..........    2000    475,008      677,749        16,441           0          113,579        739,745
  Chairman and Chief         1999    430,000      308,052         4,491           0                0        448,805
  Executive Officer          1998    402,917      413,167         6,287           0          420,000         83,118

David C. Swanson(6)......    2000    258,000      670,171        16,878           0           20,000        252,080
  President and Chief        1999    244,843      145,519         4,396           0           27,100        152,935
  Operating Officer          1998    206,875      108,820         3,144           0           58,050         11,713

Philip C. Danford........    2000    317,016      506,732        13,747           0           30,000        322,580
  Senior Vice President and  1999    300,000      161,190         1,993           0                0        195,700
  Chief Financial Officer    1998    290,250      181,852             0           0           81,000         90,488

Judith A. Norton.........    2000    218,000      147,128        14,246           0           18,000        177,771
  Senior Vice President      1999    210,000       94,028         4,005           0                0        107,852
  Human Resources            1998    190,151      139,550         6,115           0           63,525          7,944

Thomas A. Daniel(7)......    2000    205,498      125,000             0           0                0              0
  President and Chief
  Executive Officer
  Get Digital Smart


                                                       ALL
                                                      OTHER
                                                     COMPEN-
NAME AND PRINCIPAL POSITION            YEAR        SATION(5)($)
-----------------------                ----        ------------
Frank R. Noonan..........              2000           20,143
  Chairman and Chief                   1999           22,423
  Executive Officer                    1998           27,234

David C. Swanson(6)......              2000           10,320
  President and Chief                  1999            9,998
  Operating Officer                    1998            8,096

Philip C. Danford........              2000           13,003
  Senior Vice President and            1999           12,431
  Chief Financial Officer              1998            9,231

Judith A. Norton.........              2000            9,976
  Senior Vice President                1999           10,623
  Human Resources                      1998            3,095

Thomas A. Daniel(7)......              2000                0
  President and Chief
  Executive Officer
  Get Digital Smart

---------------
(1) The 2000 bonus awards were paid under the Company's Annual Incentive Plan in March 2001 based on 2000 performance. Mr. Swanson's 2000 bonus amount includes a special bonus of $50,000 paid in connection with the publicly-announced suspended strategic process. Mr. Danford's 2000 bonus amount includes a special bonus of $250,000 for his role in the restructuring of the Company during 2000. Included in 1998 for Mr. Noonan is a $50,000 special transition-related bonus paid in connection with the Spin-Off. Included in 1998 for Ms. Norton is a $50,000 sign-on bonus.

(2) Amounts shown represent reimbursement for taxes paid by the Named Executive Officers with respect to company-directed travel and certain other expenses.

(3) In consideration of their efforts in establishing Get Digital Smart.com, Inc., a wholly owned subsidiary of the Company ("Get Digital Smart" or "GDS"), and implementing its operational plan, as well as to incentivize future performance, during 2000 the Board of Directors of Get Digital Smart awarded to certain of the Named Executive Officers options to purchase common stock of GDS, as follows: Mr. Noonan:10,000 shares; Mr. Danford:
    7,500 shares; Ms. Norton: 3,000 shares; and Mr. Daniel: 55,800 shares. Each option had an exercise price of $2.00 per share and the options would have vested 25% on the first anniversary of the date of grant and in equal increments each month for the following 24 months, except in the case of Mr. Daniel, whose shares would have vested 25% per year on each of the first four anniversaries of the date of grant. The grants were intended to be made at fair market value as of the date of grant. Get Digital Smart ceased operations in December 2000 with a substantial negative net worth. Consequently, these options were effectively worthless as of December 31, 2000.

(4) Amounts shown for 1999 and 2000 represent the dollar value of the performance shares ("PERS") earned under the Company's Performance Unit Plan. Upon completion of the performance period (July 1, 1998 to December 31, 1999), a dollar amount was determined for each recipient based on the Company's performance against economic profit and earnings per share goals. The dollar amount was converted into a number of performance shares by dividing the dollar amount of the award by the Company's stock price (calculated as the average of the high and low prices of the Company's common stock on the 10 trading days subsequent to delivery of the Company's audited 1999 financial statements to the Compensation and Benefits Committee). Dollar amounts shown in 1999 represent one-third of the aggregate award, which was paid in the form of shares in March 2000. Dollar amounts for 2000 represent an additional one third of the aggregate award, which was paid in the form of shares in March 2001. An additional one-third of the aggregate award will be payable in shares in the first quarter of 2002. The amount shown for 1998 represents performance share payouts under the D&B long-term incentive plan.

(5) Amounts shown represent aggregate annual Company contributions for the account of each Named Executive Officer under the Company's Profit Participation Plan (the "PPP") and the Profit Participation Benefit Equalization Plan (the "PPBEP"). The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan that provides benefits to participants in the PPP equal to the amount of Company's contributions that would have been made to the participant's PPP account but for certain Federal tax laws.

(6) Mr. Swanson was appointed President and Chief Operating Officer of the Company effective December 15, 2000. Previously, he served as President of Directory Services for R.H. Donnelley Inc. Because officers had received option grants in connection with the Spin-Off in June 1998, options were not generally awarded in 1999, except that in February 1999, Mr. Swanson received a grant of non-qualified stock options covering 27,100 shares in connection with his promotion to President of Directory Services.

(7) Mr. Daniel was hired by Get Digital Smart in March 2000. Mr. Daniel did not receive awards under the Company's Annual Incentive, 1991 Stock Option or Performance Unit Plans. Mr. Daniel was granted an option to purchase up to 5% of the outstanding common stock of Get Digital Smart, which option was effectively worthless as of December 31, 2000.

                      STOCK OPTION/SAR GRANTS IN LAST YEAR

     The following table provides information on grants of options under the Company's 1991 Key Employee Stock Option Plan to the Named Executive Officers for the year ended December 31, 2000.

                                NUMBER OF       % OF TOTAL
                               SECURITIES      OPTIONS/SARS
                               UNDERLYING       GRANTED TO     EXERCISE OR                  GRANT DATE
                              OPTIONS/SARS     EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
NAME                          GRANTED(1)(#)        2000         ($/SHARE)        DATE       VALUE(2)($)
----                          -------------    ------------    -----------    ----------    -----------
Frank R. Noonan.............     101,786           14.8%        $16.5313       02/22/10       862,127
                                  11,793(3)         1.7%        $20.5938       12/19/00        99,887
David C. Swanson............      20,000            2.9%        $16.5313       02/22/10       169,400
Philip C. Danford...........      30,000            4.4%        $16.5313       02/22/10       254,100
Judith A. Norton............      18,000            2.6%        $16.5313       02/22/10       152,460
Thomas A. Daniel(4).........           0            0.0%             N/A            N/A           N/A

---------------
(1) These options were granted on February 22, 2000 at market price and are exercisable in four equal installments on the first four anniversaries of the date of grant. In consideration of their efforts in establishing Get Digital Smart and implementing its operational plan, as well as to incentivize future performance, during 2000 the Board of Directors of Get Digital Smart awarded to certain of the Named Executive Officers options to purchase common stock of GDS, as follows: Mr. Noonan: 10,000 shares; Mr.
    Danford: 7,500 shares; Ms. Norton: 3,000 shares; and Mr. Daniel: 55,800 shares. Each option had an exercise price of $2.00 per share and the options would have vested 25% on the first anniversary of the date of grant and in equal increments each month for the following 24 months, except in the case of Mr. Daniel, whose shares would have vested 25% per year on each of the first four anniversaries of the date of grant. The grants were intended to be made at fair market value as of the date of grant. Get Digital Smart ceased operations in December 2000 with a substantial negative net worth. Consequently, these options were effectively worthless as of December 31, 2000.

(2) The hypothetical grant date present value is calculated under the modified Black-Scholes option pricing methodology, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. The Company made the following assumptions with respect to the range of factors used to value the option grants: the stock's expected volatility rate (23.01%), risk free rate of return (5.07%), dividend yield (0%) and projected time of exercise (7 years).

(3) These shares were granted to Mr. Noonan in August 2000 upon exercise of an earlier option pursuant to a "reload" feature authorized in connection with the Spin-Off for pre-existing options of certain executive officers.

(4) Mr. Daniel was hired by Get Digital Smart in March 2000. Mr. Daniel did not receive awards under the Company's 1991 Stock Option Plan. Mr. Daniel was granted an option to purchase up to 5% of the outstanding common stock of Get Digital Smart, which option was effectively worthless as of December 31, 2000.

    AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR END OPTION/SAR VALUES

     The following table provides information concerning the number and value of
(i) option exercises during 2000 and (ii) unexercised stock options held at December 31, 2000 by the Named Executive Officers.

                                                     NUMBER OF SECURITIES UNDER-        VALUE OF UNEXERCISED
                                                      LYING UNEXERCISED OPTIONS/       IN-THE-MONEY OPTIONS/
                           SHARES                        SAR'S AT YEAR-END(3)           SAR'S AT YEAR-END(4)
                         ACQUIRED ON      VALUE      ----------------------------   ----------------------------
         NAME            EXERCISE(1)   REALIZED(2)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         ----            -----------   -----------   -----------    -------------   -----------    -------------
Frank R. Noonan........    31,334       $266,828       436,642         433,938      $5,300,224      $3,872,457
David C. Swanson.......         0              0       115,488          90,697       1,380,439         814,677
Philip C. Danford......         0              0       155,843         104,875       1,873,440         943,865
Judith A. Norton.......         0              0        20,512          61,013         186,069         536,233
Thomas A. Daniel(5)....         0              0             0               0               0               0

---------------
(1) Represents all shares covered by options exercised by the Named Executive Officers during 2000.

(2) The value realized equals the market value of the common stock acquired on the date of exercise minus the exercise price.

(3) No SAR's were outstanding at December 31, 2000. This table excludes options with respect to shares of Get Digital Smart, as none of those options were exercisable during 2000 and all of those options were effectively worthless as of December 31, 2000.

(4) The values shown equal the difference between the exercise price of the unexercised in-the-money options and the closing market price of the Company's common stock on December 31, 2000 ($24.50). Options are "in-the-money" if the fair market value of the Company's common stock covered by such option exceeds the exercise price of the option.

(5) Mr. Daniel was hired by Get Digital Smart in March 2000. Mr. Daniel did not receive awards under the Company's 1991 Stock Option Plan. Mr. Daniel was granted an option to purchase up to 5% of the outstanding common stock of Get Digital Smart, which option was effectively worthless as of December 31, 2000.

                  LONG-TERM INCENTIVE PLAN AWARDS IN LAST YEAR

     The Company made no awards of PERS under the Company's Performance Unit Plan or other long-term incentive awards during 2000 to the Named Executive Officers.

                              RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under the Company's Retirement Account Plan, Pension Benefit Equalization Plan ("PBEP") and Supplemental Executive Benefit Plan ("SEBP") to Messrs. Noonan and Danford (who are the only Named Executive Officers that participate in the SEBP) upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits and benefits payable under predecessor plans of the Company which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 15 years.

  AVERAGE                          YEARS OF PARTICIPATION SERVICE
   FINAL       -----------------------------------------------------------------------
COMPENSATION    5 YRS      10 YRS      15 YRS       20 YRS       25 YRS       30 YRS
------------   --------   --------   ----------   ----------   ----------   ----------
 $  450,000    $112,500   $225,000   $  270,000   $  270,000   $  270,000   $  270,000
    500,000     125,000    250,000      300,000      300,000      300,000      300,000
    550,000     137,500    275,000      330,000      330,000      330,000      330,000
    700,000     175,000    350,000      420,000      420,000      420,000      420,000
    850,000     212,500    425,000      510,000      510,000      510,000      510,000
  1,000,000     250,000    500,000      600,000      600,000      600,000      600,000
  1,300,000     325,000    650,000      780,000      780,000      780,000      780,000
  1,600,000     400,000    800,000      960,000      960,000      960,000      960,000
  1,900,000     475,000    950,000    1,140,000    1,140,000    1,140,000    1,140,000

     The number of years of credited service under the plans as of December 31, 2000 of Messrs. Noonan and Danford are 11 and 12, respectively.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table are normally not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year, but paid in the current year, are part of retirement compensation in the current year, and current year's bonuses accrued and included in the Summary Compensation Table are not.

     For the reasons discussed above, compensation for determining retirement benefits for the Named Executive Officers differed by more than 10% from the amounts shown in the Summary Compensation Table. For 2000, compensation for purposes of determining retirement benefits for Messrs. Noonan and Danford was $783,052 and $478,206, respectively.

     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on 30-year Treasury rates with a minimum interest credit rate of 3%. Mr. Swanson and Ms. Norton participate only in the Retirement Account Plan and the PBEP, but do not participate in the SEBP. Mr. Daniel does not participate in any of these plans. The number of years of credited service under the plans as of December 31, 2000 for Mr. Swanson and Ms. Norton are 14.5 and 2.0, respectively. Based on their salaries (as set forth in the Employment Agreements section that follows), the annual projected pension at normal retirement age for Mr. Swanson and Ms. Norton are $191,000 and $34,000, respectively.

     The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement Account Plan and the PBEP to the amounts depicted in the preceding table under the compensation levels applicable to Messrs. Noonan and Danford. The SEBP provides maximum benefits after 15 years.

EMPLOYMENT AGREEMENTS

     Each of the Named Executive Officers, other than Mr. Daniel, executed an employment agreement with the Company dated as of September 28, 1998. Mr. Daniel executed an employment agreement with Get Digital Smart on March 23, 2000.

     As of December 31, 2000, the base salary and cash bonus opportunity established by the employment agreements of the Named Executive Officers are as follows:

                                                                     GUIDELINE
NAME                                              BASE SALARY    BONUS OPPORTUNITY
----                                              -----------    -----------------
                                                                    (% OF BASE
                                                                      SALARY)
Frank R. Noonan.................................   $475,000             100%
David C. Swanson................................   $308,000              65%
Philip C. Danford...............................   $317,000              60%
Judith A. Norton................................   $218,000              50%
Thomas A. Daniel................................   $250,000              50%

     The cash bonus is measured as a percentage of base salary and is presently governed by the Company's Annual Incentive Plan, which mandates the establishment of criteria for the determination of an executive's bonus. If the 2001 Plan is approved by stockholders at the Meeting, any future cash bonuses would be governed by the 2001 Plan. See Proposal 2 beginning on page 5 for a detailed discussion of the 2001 Plan. The foregoing compensation is subject to annual review and increase (but not decrease).

     The terms and conditions of each of the employment agreements, other than Mr. Daniel's, which will be discussed separately below, are substantially similar, except where specified below. The key terms of the employment agreements (other than Mr. Daniel's) are as follows:

TERM The employment agreements expire on June 30, 2001, subject to automatic one-year renewals, unless notice has been given ninety days prior to any termination date. Any nonrenewal of the employment agreement by the Company shall be considered a termination without Cause*.

ADDITIONAL COMPENSATION      Each executive is eligible to participate in all
                             bonuses, long-term incentive compensation, stock options and other equity participation arrangements made available to other senior executives of the Company.

BENEFITS Each executive is eligible to participate in all employee benefit programs (including fringe benefits, vacation, pension and profit sharing plan participation and life, health, accident and disability insurance) no less favorable than in effect prior to September 28, 1998.

TERMINATION WITHOUT CAUSE*
BY THE COMPANY NOT ARISING
FROM A CHANGE IN CONTROL*    Chief Executive Officer: Receives a severance
                             package equal to three times the sum of his base salary and target bonus. Others: Each receives a severance package equal to two times the sum of base salary and target bonus. Each of the Chief
                             Executive Officer and the others receive continuation of benefits for three and two years, respectively.

TERMINATION ARISING FROM,
AND WITHIN TWO YEARS AFTER,
A CHANGE IN CONTROL          Each executive shall receive a severance package
                             equal to three times the sum of base salary and target bonus and continuation of benefits for three years. In addition, under the Annual Incentive
                             Plan, upon a Change in Control, each executive would be entitled to receive a full year's cash bonus at target and, under the 1991 Stock Option
                             Plan, all
                             unvested options would automatically vest.
                             Moreover, under the Performance Unit Plan, all PERS would accelerate and be payable at 200% of target upon a Change in Control. If negotiations commence prior to a termination of employment but eventually result in a Change in Control within two years, then the executive shall be treated as having been terminated within two years following a Change in Control and, therefore, shall be entitled to the foregoing benefits.

DEATH/DISABILITY             Each executive (or beneficiary) shall receive
                             salary through date of termination and a pro rata portion of the target bonus.

EXCISE TAX                   The compensation of each executive will be "grossed
                             up" for any excise tax imposed under Section 4999
                             of the U.S. Internal Revenue Code relating to any
                             payments made on account of a Change in Control or
                             a termination of the executive's employment.
---------------
* Such terms have the meanings ascribed to such terms in the employment agreements. The employment agreements, as amended, will be filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     Under his employment agreement, in the event of his termination without cause (as defined in such agreement), Mr. Daniel would be entitled to receive a severance package equal to one times his base salary plus target bonus, continuation of benefits for one year and accelerated vesting of 25% of all unvested options in Get Digital Smart with continued exercisability of all vested options for one year following such termination. In the event of his termination arising from or within two years following a change in control (as defined in such agreement), Mr. Daniel would be entitled to receive a severance package equal to one times his base salary plus target bonus, continuation of benefits for one year and accelerated vesting of 100% of all unvested options in Get Digital Smart with continued exercisability of all vested options for one year following such termination. Mr. Daniel did not receive any awards under the Company's Annual Incentive, 1991 Stock Option or Performance Unit Plans. Mr. Daniel's employment agreement will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000. In connection with the Company's decision to cease operations of Get Digital Smart in December 2000, Mr. Daniel's employment was terminated (without cause) as of February 28, 2001 and he received severance and other benefits under the terms of his agreement.

PERFORMANCE MEASUREMENT COMPARISON

     The following graph sets forth as of December 31, 2000, the cumulative total stockholder return on the Company's common stock compared with the cumulative total return of the Russell 2000 Stock Index and a peer group of the Company. As the Company is not included in an identifiable and accepted peer group, the Company has created a peer group based on several factors: revenues, net income and enterprise value, which is comprised of market capitalization and total debt. The peer group consists of the following companies: Acxiom Corporation, Advest Group Inc., ADVO, Inc., APAC Teleservices, Inc., Catalina Marketing Corporation, HA-LO Industries, Inc., Hanover Direct, Inc., National Processing, Inc., Personnel Group of America, Inc., Sitel Corporation, True North Communications, Inc., and Valassis Communications, Inc.

     For purposes of this year's performance comparison, the following companies have been eliminated from the peer group disclosed last year for the following reasons. Precision Response Corporation was effectively acquired by USA Networks, Inc. in April 2000 and therefore is no longer an independent, publicly traded company. The Company does not consider USA Networks to be comparable to the Company (or the other peer group members) based upon the criteria listed above. In addition, in May 2000, Romac International Inc. changed its name to kforce.com, Inc. in an effort to make its name more consistent with that company's stated long-term goal to focus its efforts as a Web-based staffing firm. The Company does not consider kforce.com, Inc. to be comparable to the Company or the other peer group members in light of kforce.com's status in the investing community as an internet company with a significantly higher price to earnings ratio than the Company or other members of the peer group.

     The total return assumes a $100 investment on July 1, 1998 (the date of the Spin-Off) and reinvestment of dividends in the Company's common stock and in each index.
[PERFORMANCE GRAPH]

                                                  R.H. DONNELLEY CORP.         RUSSELL 2000 INDEX           PEER GROUP INDEX
                                                  --------------------         ------------------           ----------------
7/1/98                                                   100.00                      100.00                      100.00
9/30/98                                                   80.23                       79.85                       86.93
12/31/98                                                  95.56                       92.63                      105.68
3/31/99                                                  101.30                       87.31                       94.10
6/30/99                                                  128.37                      100.55                      100.63
9/30/99                                                  122.22                       93.87                      100.97
12/31/99                                                 123.86                      110.78                      124.99
3/31/00                                                  111.55                      118.31                      112.91
6/30/00                                                  127.14                      113.46                      116.94
9/30/00                                                  138.62                      114.31                      100.11
12/31/00                                                 159.54                      106.00                      116.56

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION

                      COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") is comprised entirely of outside and independent Directors. The Committee is responsible for establishing, implementing, administering and monitoring the Company's strategy, policies and plans for executive compensation.

                       EXECUTIVE COMPENSATION OBJECTIVES

     The Company's executive compensation objectives are to:

     - Attract and retain top-performing executives at the corporate level and in each of the Company's business units;

     - Provide compensation opportunities that are fair and competitive with those provided by comparable organizations;

     - Utilize compensation vehicles that are cost-effective and tax efficient; and

     - Motivate and reward its executives based on corporate, business unit and individual annual and long-term business performance, strategic progress and the creation of stockholder value.

                   DETERMINING EXECUTIVE OFFICER COMPENSATION

     In accordance with its responsibilities, the Committee reviews the Company's overall corporate mission, strategy and objectives. These form the basis for establishing both corporate and business unit annual and long-term performance goals that are subject to Board and Committee review and approval at the beginning of each year, and for executive officer performance-based compensation initiatives. Based on this review, the Committee, in its sole discretion, determines the Company's total compensation structure for the coming year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. At year-end, results and strategic progress achieved at the corporate, business unit and individual levels are assessed by the Committee, relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations, and stockholder value.

     In establishing the Company's executive officer compensation structure and program, the Committee also considers:

     - Industry conditions;

     - Corporate performance relative to a selected peer group;

     - Current market data among comparable companies;

     - Current and evolving practices and trends among comparable companies; and

     - Overall effectiveness of the program in measuring and rewarding desired performance levels.

     The Committee has been assisted in this review and evaluation by an independent consulting firm retained by the Company to serve as outside advisors in the discharge of the Committee's responsibilities. The consultants provide data to the Committee, relative to the above-mentioned considerations, with respect to the compensation paid to the Chief Executive Officer and other executive officers. In setting competitive compensation levels, the Company compares itself with a peer group of companies based on several factors including revenues, net income and enterprise value, which is comprised of market capitalization and total debt. Based on this information, the Committee evaluates the reasonableness, fairness and competitiveness of the Company's executive compensation program. The peer group used for executive compensation purposes is similar to (with relevant distinctions) the peer group used for the Performance Measurement Comparison on page 24.

                            COMPENSATION COMPONENTS

     The compensation program for the Company's Chief Executive Officer and other executive officers is comprised of three major elements:

     - Base Salary

     - Annual Incentive Opportunity

     - Long-Term Equity Incentive Opportunities

     Base salaries and total compensation for target performance are generally positioned in the mid-range of the peer group. Actual annual and long-term incentive compensation levels, which are based on performance relative to goals, will vary from year to year below and above those of the peer group.

BASE SALARY:

     Salaries are established relative to the competitive marketplace at the appropriate level and reflect the individual performance and contribution of each executive officer to the business, the level of the executive's experience and overall corporate financial circumstances. Base salaries are generally subject to review for adjustment by the Committee every twelve to eighteen months.

ANNUAL INCENTIVE OPPORTUNITY:

     Executive officers have participated in the Annual Incentive Plan ("AIP") under which annual incentive awards are generally made in cash. In the event that the 2001 Stock Award and Incentive Plan ("2001 Plan") is approved by stockholders at the Meeting, no grants will be made under the AIP after such approval. However, the Committee would still consider granting cash annual incentive awards to executive officers in the future under the 2001 Plan, and may be obligated to do so under certain employment agreements. See Proposal 2 beginning on page 5 for a detailed discussion of the 2001 Plan and "Director and Executive Compensation -- Employment Agreements" beginning on page 22 for a description of these employment agreements.

     Each executive officer is assigned performance goals and an annual incentive award opportunity based on position responsibilities. Performance weightings vary by executive officer and include corporate performance goals and/or business unit performance goals for those executive officers who have business unit responsibilities. In addition, under the AIP, the Committee could, in its sole discretion, adjust annual incentive awards by 20%, based on an individual's annual accomplishments and achievements versus pre-defined goals.

     The target annual award opportunity for the Named Executive Officers range from 50% to 100% of base salary. In 2000, performance goals included advertising sales, operating income, and earnings per share growth for all executive officers, and business unit advertising sales and operating income for those executive officers who also had business unit responsibilities. Based on performance versus goals, awards to the Named Executive Officers with respect to 2000 averaged approximately (a) 175% of target including officers with business unit responsibilities and (b) 135% of target excluding officers with business unit responsibilities, in each case, excluding any special one-time bonuses. The above target pay out reflects the Company's strong financial performance during the year. The Committee did not make any individual adjustments.

LONG-TERM INCENTIVE EQUITY OPPORTUNITIES:

     Grants are in the form of stock options to purchase the Company's common stock and long-term performance-based stock awards. These equity opportunities are designed to align the interests of executive officers and the stockholders in the Company's long-term growth by increasing each executive officer's equity position in the Company.

  -  STOCK OPTIONS

     Executive officers, including the Chief Executive Officer, were granted stock options shortly after the Spin-Off in mid-1998 under the Company's 1991 Key Employees' Stock Option Plan ("1991 Plan"), in recognition of the Company's new status as an independent, publicly-traded entity. With the exception of a one-time special recognition grant to Mr. Swanson and grants to select new hires, subsequent option grants to the Chief Executive Officer and other executive officers were not made in 1999, but were made in 2000 and are currently scheduled to be made annually thereafter. In the event that the 2001 Plan is approved by stockholders at the Meeting, no grants will be made under the 1991 Plan after such approval. However, the Committee would still consider granting options to executive officers in the future under the 2001 Plan. See Proposal 2 beginning on page 5 for a detailed discussion of the 2001 Plan.

  -  LONG-TERM PERFORMANCE-BASED STOCK AWARDS

     This "at risk" equity interest in the Company has been granted to executive officers, including the Chief Executive Officer, under the Company's Key Employees' Performance Unit Plan ("PUP"), with such grants in the form of performance shares ("PERS"). In the event that the 2001 Plan is approved by stockholders at the Meeting, no grants will be made under the PUP after such approval. However, the Committee would still consider granting performance shares or other long-term performance-based awards to executive officers in the future under the 2001 Plan. See Proposal 2 beginning on page 5 for a detailed discussion of the 2001 Plan.

     Target award opportunities are determined as a percent of base salary. Actual awards are based on performance versus objectives for each performance period. Award values, in dollars, are determined upon the completion of each performance period and are converted into shares of the Company's common stock by dividing the dollar amount of the award by the Company's common stock price (calculated as the average of the high and low prices of the Company's common stock on the 10 trading days subsequent to delivery of the Company's audited financial statements to the Compensation and Benefits Committee). The PERS vest and are payable one-third immediately after calculation of the Company's stock price for purposes of computing PERS, an additional one-third one year thereafter and the last one-third two years thereafter.

     The annualized target award opportunity for the Named Executive Officers range from 40% to 80% of base salary. Presently, new performance cycles commence every other year, therefore, the target award opportunity for each performance period is two times the annualized target.

     In 2000, no performance period concluded and no performance period commenced. In 1999, one performance period ended (July 1998 through December
1999) and another performance period commenced (January 1999 through December
2001). The next performance period commenced in January 2001 and continues through December 2003. As noted above, an additional one third of the 1998 award vested in 2000 and was paid in March 2001.

     It is the Committee's policy to make stock option grants, as well as long-term performance related stock awards, to executive officers on a discretionary basis within a guideline range that takes into account the position responsibilities of each individual executive officer and competitive practice. Such grants reflect the relative value of the individual's position, as well as the current performance, continuing contribution and prospective impact of executive officers, including the Chief Executive Officer, on the Company's future success and creation of long-term stockholder value.

                                CEO COMPENSATION

     Mr. Noonan received a merit salary increase of $45,000 effective January 1, 2000 based on performance and competitive positioning. His salary had remained unchanged in 1999. As outlined earlier in this report, base salaries are generally subject to review for adjustment by the Committee every twelve to eighteen months.

     Mr. Noonan's 2000 AIP performance goals were based on the Company's gross advertising sales, operating income, earnings per share and cumulative return to stockholders over the last three years relative to the total cumulative return of the Russell 2000 Stock Index over that period. Based on results versus these performance goals, Mr. Noonan received an award of $677,749, or 143% of his annual incentive target. Mr. Noonan's annual target is set at 100% of base salary. The above target pay out reflects the Company's strong financial performance during the year, as well as the Company's favorable total cumulative return to stockholders over that time.

     In 2000, Mr. Noonan was granted stock options covering 101,786 shares based on performance and competitive positioning. Mr. Noonan did not receive an option grant in 1999 since he had received a grant at the time of the Spin-Off. He will be eligible to receive option grants in 2001 and on an annual basis thereafter. In March 2001, Mr. Noonan received a PERS award payment in shares equal to $739,745, which represents the second installment (of three) of the PERS award for the performance period July 1998 to December 1999. He is also eligible for a PERS award of 160% of current base salary at target performance in Company common stock after completion of the performance period from January 1, 1999 to December 31, 2001. There were no new PERS awards granted in 2000, but the next PERS performance period began in January 2001 and continues through December 2003.

                               TAX CONSIDERATIONS

     As noted above, one of the Company's objectives is to maintain cost-effective and tax efficient executive compensation programs. Code Section 162(m) limits the Company's tax deduction to $1 million for compensation paid to any one of the Named Executive Officers identified in this Proxy Statement unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by stockholders. The Annual Incentive Plan, the 1991 Stock Option Plan, the Performance Unit Plan, as well as the 2001 Stock Award and Incentive Plan submitted for shareholder approval in this Proxy Statement, were each designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

     COMPENSATION AND BENEFITS COMMITTEE

     Robert Kamerschen, Chairperson
     Diane P. Baker
     Barry Lawson Williams

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 2, 2001 by (i) each of the Company's Named Executive Officers, (ii) each of the Company's directors, (iii) all directors and executive officers of the Company as a group and (iv) owners of more than 5% of the outstanding shares of the Company's common stock. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them. The mailing address for each of the Company's directors and Named Executive Officers listed below is One Manhattanville Road, Purchase, NY 10577.

                                                                   SHARES OF THE COMPANY'S
                                                                         COMMON STOCK
                                                              ----------------------------------
                                                              AMOUNT BENEFICIALLY    PERCENTAGE
BENEFICIAL OWNERS                                                  OWNED(1)          OF CLASS(1)
-----------------                                             -------------------    -----------
Frank R. Noonan.............................................          518,134(2)         1.7%
Philip C. Danford...........................................          180,701(3)           *
David C. Swanson............................................          151,074(4)           *
Judith A. Norton............................................           38,026(5)           *
Thomas A. Daniel............................................                0(6)           *
Diane P. Baker..............................................            7,045(7)           *
Kenneth G. Campbell.........................................            3,150(8)           *
Darius W. Gaskins, Jr.......................................            2,500(8)           *
William G. Jacobi...........................................            8,161(7)           *
Robert Kamerschen...........................................           14,045(7)           *
Carol J. Parry..............................................            8,045(7)(9)        *
Barry Lawson Williams.......................................           15,147(7)           *
All Directors and Executive Officers as a Group (15
  persons)..................................................        1,072,040(10)        3.4%
FMR Corp....................................................        1,660,200(11)        5.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Lazard Freres & Co. LLC.....................................        1,652,415(12)        5.4%
  30 Rockefeller Plaza
  New York, New York 10020

---------------
  *  Represents ownership of less than 1%.

 (1) The amounts and percentage of the Company's common stock beneficially owned are reported on the basis of rules and regulations of the Securities and Exchange Commission (the "Commission") governing the determination of beneficial ownership of securities. Under such rules and regulations, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has a right to acquire beneficial ownership of within 60 days. Under these rules and regulations, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities in which he has no economic interest. As of March 2, 2001, the Company had 30,878,433 shares outstanding.

 (2) Includes 462,088 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 2, 2001 or within 60 days thereafter.

 (3) Includes 163,343 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 2, 2001 or within 60 days thereafter.

 (4) Includes 127,263 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 2, 2001 or within 60 days thereafter.

 (5) Includes 29,643 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 2, 2001 or within 60 days thereafter. Includes 400 shares owned by Ms. Norton's husband, for which Ms. Norton disclaims beneficial ownership.

 (6) Mr. Daniel was employed by the Company's wholly owned subsidiary, Get Digital Smart, and was granted options with respect to the common stock of Get Digital Smart, but held no equity interest in the Company. As of February 28, 2001, Mr. Daniel's employment was terminated in connection with the Company's decision to cease operations of GDS effective December 31, 2000.

 (7) Includes (i) 4,545 deferred shares of the Company's common stock and (ii) options to purchase 2,500 shares of the Company's common stock that are vested or will vest within 60 days of March 2, 2001, except for Mr. Williams, for whom it includes (i) 4,545 deferred shares and (ii) 10,602 options to purchase shares of the Company's common stock that are vested or will vest within 60 days of March 2, 2001.

 (8) Includes (i) 1,500 deferred shares of the Company's common stock and (ii)
     (A) for Mr. Campbell, options to purchase 1,650 shares of the Company's common stock that are vested or will vest within 60 days of March 2, 2001 and (B) for Mr. Gaskins, options to purchase 1,000 shares of the Company's common stock that are vested or will vest within 60 days of March 2, 2001.

 (9) Ms. Parry shares voting and dispositive power over all of her shares with her husband.

(10) Includes options to purchase 922,821 shares of the Company's common stock that are exercisable as of March 2, 2001 or within 60 days thereafter.

(11) FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson jointly filed Amendment No. 1 to Schedule 13G with the Commission on February 14, 2001. According to such Amended Schedule 13G, FMR Corp. and its affiliates beneficially owned 1,660,200 shares as of December 31, 2000, including the sole power to vote 565,700 shares and sole power to dispose of 1,660,200 shares of the Company's common stock. Mr. and Ms. Johnson are control persons of FMR Corp.

(12) Lazard Freres & Co. LLC filed a corrected Schedule 13G with the Commission on March 12, 2001. According to that corrected Schedule 13G, it beneficially owned 1,652,415 shares as of December 31, 2000, including the sole power to vote 1,485,500 shares and the sole power to dispose of 1,652,415 shares of the Company's common stock.

                               OTHER INFORMATION

HOW TO NOMINATE MEMBERS OF THE BOARD OF DIRECTORS

     The Company's By-Laws provide that stockholders may nominate individuals for the Board of Directors if such nomination is made pursuant to timely notice in writing to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice by prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Company's books, of such stockholder and (b) the class and number of shares of the Company which are beneficially owned by such stockholder as of the date of such notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2000.

DELIVERY OF ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to each of the Company's stockholders of record as of March 2, 2001 and each beneficial stockholder on that date, upon receipt of a written request therefor mailed to the Company's principal executive offices, One Manhattanville Road, Purchase, New York 10577, Attention: Investor Relations. Requests from beneficial stockholders must set forth a good faith representation as to such ownership on that date.

RETURN OF PROXY

     It is important that the accompanying proxy be returned promptly. Therefore, whether or not you plan to attend the Meeting in person, you are earnestly requested to date, sign and return your proxy in the enclosed envelope. No postage is required if mailed in the United States. Thanks for your prompt attention to this important matter.

                                          By Order of the Board of Directors

                                          /s/ Robert J. Bush
                                          Robert J. Bush
                                          Vice President, General Counsel
                                          and Corporate Secretary

March 16, 2001
Purchase, New York

                                                                         ANNEX A

                           R.H. DONNELLEY CORPORATION

                      2001 STOCK AWARD AND INCENTIVE PLAN

                           R.H. DONNELLEY CORPORATION

                      2001 STOCK AWARD AND INCENTIVE PLAN

                                                                   PAGE
                                                                   ----
 1.  Purpose.....................................................   A-1
 2.  Definitions.................................................   A-1
 3.  Administration..............................................   A-3
 4.  Stock Subject to Plan.......................................   A-4
 5.  Eligibility; Per-Person Award Limitations...................   A-5
 6.  Specific Terms of Awards....................................   A-6
 7.  Performance Awards, Including Annual Incentive Awards.......   A-9
 8.  Non-Employee Director Awards................................  A-11
 9.  Certain Provisions Applicable to Awards.....................  A-17
10.  Change in Control...........................................  A-18
11.  Additional Award Forfeiture Provisions......................  A-20
12.  General Provisions..........................................  A-22

                           R.H. DONNELLEY CORPORATION

                      2001 STOCK AWARD AND INCENTIVE PLAN

     1. PURPOSE. The purpose of this 2001 Stock Award and Incentive Plan (the "Plan") is to aid R.H. Donnelley Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

     2. DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

          (b) "Annual Limit" shall have the meaning specified in Section 5(b).

          (c) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

          (d) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

          (e) "Board" means the Company's Board of Directors.

          (f) "Cause" shall have the meaning defined in any employment agreement or severance agreement between the Participant and the Company or a subsidiary or affiliate then in effect or, if no such agreement is then in effect, "Cause" shall mean (i) the Participant's willful and continued failure substantially to perform the duties of his or her position after notice and opportunity to cure; (ii) any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates; or (iii) a felony conviction in a court of law under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a subsidiary or affiliate conducts business which materially impairs the value of the Participant's service to the Company or any of its subsidiaries or affiliates; provided, however, that for purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company's best interests, and no act or failure to act shall be deemed "willful" if it results from any incapacity of the Participant due to physical or mental illness.

          (g) "Change in Control" and related terms have the meanings specified in Section 10.

          (h) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

          (i) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

          (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 12(j).

          (k) "Deferral Account" means the account established and maintained by the Company for Deferred Stock and/or deferred cash credited under Section
     8. A Deferral Account shall include one or more subaccounts, including a Deferred Stock Account for forfeitable Deferred Stock under Section 8(c), a Deferred Stock Account for shares of Deferred Stock that have become nonforfeitable under Section 8(c) or that are at all times nonforfeitable under Section 8(e)(iii), a Deferred Stock Account for Deferred Stock resulting from Option exercises under Section 8(f)(i), and a Deferred Cash Account described in Section 8(e)(iv). The Deferral Account and subaccounts, and Deferred Stock and deferred cash credited thereto, will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

          (l) "Deferred Stock" means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

          (m) "Disability" means, with respect to a non-employee director, termination of service as a director of the Company due to a physical or mental incapacity of long duration which renders the Participant unable to perform the duties of a director of the Company.

          (n) "Dividend Equivalent" means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

          (o) "Effective Date" means the effective date specified in Section 12(p).

          (p) "Eligible Person" has the meaning specified in Section 5.

          (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

          (r) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day immediately preceding the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

          (s) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

          (t) "Option" means a right, granted under this Plan, to purchase
     Stock.

          (u) "Option Valuation Methodology" means the method for determining the number of shares to be subject to Options, and the exercise price thereof, granted in payment of Retainer Fees under Section 8(e)(ii).

          (v) "Other Director Compensation" means fees payable to a director in his or her capacity as such, other than Retainer Fees, for attending meetings and other service on the Board and Board committees or otherwise.

          (w) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

          (x) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (y) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

          (z) "Plan Year" means, with respect to a non-employee director, the period commencing at the time of election of the director at an annual meeting of shareholders (or the election of a class of directors if the Company then has a classified Board of Directors), or the director's initial appointment to the Board if not at an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders; provided, however, that the initial Plan Year shall begin on the day of the Company's 2001 Annual Meeting of Stockholders.

          (aa) "Preexisting Plans" means each of the following Company plans: the 1991 Key Employees' Stock Option Plan, as amended and restated; the Key Employees' Performance Unit Plan, as amended and restated; the 1998 Directors' Stock Plan, as amended and restated; and the Annual Incentive Plan, as amended and restated.

          (bb) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
     Section 162(m).

          (cc) "Restricted Stock" means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

          (dd) "Retainer Fees" means annual Board and chair retainer fees payable to a director in his or her capacity as such for service on the Board and Board committees.

          (ee) "Retirement" means, with respect to a non-employee director, termination of service as a director of the Company at or after age 65.

          (ff) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (gg) "Stock" means the Company's Common Stock, par value $1.00 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

          (hh) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

          (ii) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter and, in the case of any final distribution from a Participant's Deferred Cash Account (described in
     Section 8(f)(iv)), the day preceding such distribution.

     3.  ADMINISTRATION.

          (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of

     Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

          (b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (x) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify, and (y) permitted by the Delaware General Corporation Law.

          (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4.  STOCK SUBJECT TO PLAN.

          (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) four million shares, plus (ii) the number of shares subject to awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date, plus (iii) 10% of the number of shares issued or delivered by the Company during the term of the Plan other than issuances or deliveries under the Plan or other incentive compensation plans of the Company; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above; and provided further, that the total number of shares which may be issued and delivered in connection with Awards other than Options and SARs shall not exceed one million shares. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plans that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

     5.  ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.

          (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer or non-employee director of the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

          (b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code
     Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 12(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person's Annual Limit, which for this purpose shall equal $4 million plus the amount of the Eligible Person's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

     6.  SPECIFIC TERMS OF AWARDS.

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

          (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

             (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 9(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above.

             (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 12(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

             (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

          (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

             (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under
        Section 10(d) hereof) over (B) the grant price of the SAR as determined by the Committee.

             (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

             (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

             (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

             (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

             (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

             (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 12(k)), as determined by the Committee at the date of grant or thereafter.

             (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

             (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

          (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with
     Section 7.

     7.  PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS.

          (a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

          (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

             (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

             (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) advertising sales (either calendar cycle or publication cycle basis) or other sales or revenue measures; (2) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or value created; (8) operating margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

             (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

             (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with
        Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

             (v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

          (c) Annual Incentive Awards Granted to Designated Covered
     Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

             (i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

             (ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event prior to the end of a performance period or settlement of such Annual Incentive Award.

          (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

     8. NON-EMPLOYEE DIRECTOR AWARDS. Options, Deferred Stock, Restricted Stock and other Awards (which other Awards, if granted, will be governed by Sections 6 and 7 of this Plan) shall be granted to non-employee directors of the Company or a subsidiary or an affiliate in accordance with policies established from time to time by the Board specifying the classes of non-employee directors to be granted such Awards, the number of shares to be subject to each Award, and the time or times at which such Awards shall be granted. All Options granted to non-employee directors shall be non-qualified stock options.

          (a) Initial Policy -- Option Grants. The initial policy with respect to Options granted under this Section 8(a), effective as of the Effective Date and continuing until modified or revoked by the Board from time to time, shall be as follows:

             (i) Initial Grants. At the date of a person's initial election or appointment as a member of the Board after the Effective Date, such person, if he or she is a non-employee director of the Company eligible to participate upon such election or appointment, shall be granted an Option to purchase 1,500 shares of Stock, subject to adjustment as provided in Section 12(c). At the Effective Date, each person who is a non-employee director of the Company eligible to participate at that date shall be granted an Option to purchase 1,500 shares of Stock, subject to adjustment as provided in Section 12(c).

             (ii) Annual Grants. At the date of each annual meeting of shareholders following the Effective Date at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), such director, if he or she is a non-employee director of the Company eligible to participate at that date and if he or she has not been granted an Option under this Section 8(a) previously during the same calendar year, shall be granted an Option to purchase 1,500 shares of Stock, subject to adjustment as provided in Section 12(c).

          (b) Terms of Options Granted Under Section 8(a). Each Option granted under Section 8(a) shall be subject to the following terms and conditions:

             (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option, subject to Section 9(a).

             (ii) Option Term. Each Option shall expire ten years after the date of grant, or such earlier date as the Option may no longer be exercised and cannot, by its terms, thereafter become exercisable.

             (iii) Vesting and Exercisability. The Board may establish terms regarding the times at which Options shall become vested and exercisable. Unless otherwise determined by the Board, an Option granted under this Section 8(a) and not previously forfeited shall vest and become exercisable by a Participant as to one-third of the number of shares subject to the Option at the close of business on the day preceding each of the three annual meetings of shareholders following the date of grant of the Option, rounded to the nearest number of whole shares. The foregoing notwithstanding, an Option not previously forfeited shall vest and become exercisable on an accelerated basis upon a Change in Control or upon the termination of the Participant's service as a director due to death, Disability or Retirement. Unless otherwise determined by the Board, an Option will cease to vest and become exercisable upon the termination of the Participant's service prior to a Change in Control for any reason other than death, Disability or Retirement, and such portion that has not vested and become exercisable at the time of such termination shall be forfeited.

             (iv) Payment. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Stock, or any combination thereof, or in such other form or manner as may be consistent with
        Section 6(b)(ii).

          (c) Initial Policy -- Grant of Deferred Stock and Restricted
     Stock.  The initial policy with respect to Awards granted under this
     Section 8(c), effective as of the Effective Date and continuing until modified or revoked by the Board from time to time, shall be as follows:

             (i) Initial Grant. At the date of a person's initial election or appointment as a member of the Board after the Effective Date, such person, if he or she is a non-employee director of the Company eligible to participate upon such election or appointment, shall be granted 1,500 shares of Deferred Stock, subject to adjustment as provided in Section 12(c). At the Effective Date, each person who is a non-employee director of the Company eligible to participate at that date shall be granted 1,500 shares of Deferred Stock, subject to adjustment as provided in
        Section 12(c).

             (ii) Annual Grants. At the date of each annual meeting of shareholders following the Effective Date at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), such director, if he or she is a non-employee director of the Company eligible to participate at that date and if he or she has not been granted Deferred Stock or Restricted Stock under
        Section 8(c) previously during the same calendar year, shall be granted 1,500 shares of Deferred Stock, unless the director has elected, prior to such annual meeting of shareholders, to receive such grant in the form of an equal number of shares of Restricted Stock. The number of shares subject to such annual grants shall be subject to adjustment as provided in Section 12(c).

          (d) Terms of Deferred Stock and Restricted Stock Granted Under Section 8(c). Deferred Stock granted under Section 8(c) shall be subject to the terms and conditions of Deferred Stock specified in Sections 8(f)(ii),
     (iii), and (iv), unless otherwise determined by the Board. Deferred Stock and Restricted Stock granted under this Section 8(c) shall also be subject to the following additional terms and conditions:

             (i) Vesting and Forfeiture. The Board may establish terms regarding the times at which Deferred Stock and Restricted Stock shall become vested and non-forfeitable. Unless otherwise determined by the Board, an Award granted under Section 8(c) and not previously forfeited shall become vested and non-forfeitable as to one-third of the number of shares of Deferred Stock or Restricted Stock at the close of business on the day preceding each of the three annual meetings of shareholders following the date of grant of such Award, rounded to the nearest number of whole shares. The foregoing notwithstanding, an Award of Deferred Stock or Restricted Stock not previously vested or forfeited shall vest and become non-forfeitable on an accelerated basis upon a Change in Control or upon the termination of the Participant's service as a director due to death, Disability or Retirement. Unless otherwise determined by the Board, an Award of Deferred Stock or Restricted Stock not previously vested or forfeited will cease to vest and will be forfeited upon the termination of the Participant's service prior to a Change in Control for any reason other than death, Disability or Retirement.

             (ii) Deferred Stock Credited as a Result of Dividend
        Equivalents. Unless otherwise determined by the Board, Deferred Stock credited as a result of Dividend Equivalents under Section 8(f)(ii) shall be subject to the same terms, including risk of forfeiture, as the Deferred Stock with respect to which the dividend equivalents were credited.

             (iii) Dividends on Restricted Stock. Unless otherwise determined by the Board, dividends on Restricted Stock declared and paid prior to the lapse of the risk of forfeiture on such Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock, which shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividend was paid.

             (iv) Awards Nontransferable. Deferred Stock and Restricted Stock shall be nontransferable by the Participant at any time that the Award remains subject to a risk of forfeiture.

          (e) Options Granted in Payment of Fees and Deferral of Fees in Deferred Stock and Deferred Cash. Each non-employee director of the Company may elect, in accordance with Section 8(e)(i), to be paid Retainer Fees in the form of Options under Section 8(e)(ii) or to defer receipt of Retainer Fees and Other Director Compensation in the form of Deferred Stock under Section 8(e)(iii) or deferred cash under Section 8(e)(iv).

             (i) Elections. A director shall elect to participate and the terms of such participation by filing an election with the Company prior to the beginning of a Plan Year (the initial Plan Year will begin August 14, 1998 and Plan Years thereafter generally will begin at each annual meeting of shareholders or, in the case of a new director, upon initial appointment) or at such other date as may be specified by the Board, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws.

                (A) Effect and Irrevocability of Elections. Elections shall be deemed continuing, and therefore applicable to Plan Years after the initial Plan Year covered by the election, until the election is modified or superseded by the Participant. Elections other than those subject to Section 8(f)(iv) shall become irrevocable at the commencement of the Plan Year to which an election relates, unless the Board specifies a different time. Elections relating to the time of settlement of a Deferral Account shall become irrevocable at the time specified in Section 8(f)(iv). Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Board shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.

                (B) Matters To Be Elected. The Company will provide a form of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 8.

                (C) Time of Filing Elections. An election must be received by the Company prior to the date specified by the Board. Under no circumstances may a Participant defer compensation to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

             (ii) Options Granted in Payment of Retainer Fees. A Participant who has elected to be paid a specified amount of Retainer Fees in the form of Options shall be granted, at the close of business on the day the Participant's Plan Year commences an Option to purchase the number of whole shares of Stock determined in accordance with the Option Valuation Methodology specified by the Board. Each Option granted under this Section 8(e)(ii) shall be subject to the following terms and conditions:

                (A) Option Valuation Methodology. The Board shall determine the Option Valuation Methodology which will be used to determine the number of Options granted and the Option exercise price. The Option Valuation Methodology may be based upon a valuation of the Option, a discounting of the aggregate exercise price of the Options by the amount of Retainer Fees to be paid in the form of Options, or such other methodology as may be deemed reasonable for purposes of this
           Section 8(e)(ii).

                (B) Option Term. Each Option will expire ten years after the date of grant; provided, however, that, unless otherwise determined by the Board, any portion of an Option that is not yet exercisable as of the date a Participant ceases to serve as a director for any reason will expire at the date such service ceases.

                (C) Vesting and Exercisability. Unless otherwise determined by the Board, each Option will vest and become exercisable as to 25% of the underlying shares on the June 30, September 30, December 31, and March 31 following the date of grant; provided, however, that, in the case of a Plan Year which begins on or after June 30 and before September 30, the vesting percentage shall be 33%, and in the case of a Plan Year which begins on or after September 30 and before December 31, the vesting percentage shall be 50%; and provided further, that an Option will become fully vested and exercisable at the close of business on the last day of the Plan Year in which it was granted. The number of shares as to which the Option becomes vested and exercisable will be rounded to the nearest whole number. The foregoing notwithstanding, (i) upon a Change in Control a Participant's Option not previously forfeited shall vest and become exercisable in full, and (ii) upon termination of the Participant's service as a director due to death, Disability, or Retirement, that portion of the Option which would become vested and exercisable on the last day of the calendar quarter in which such death, Disability, or Retirement occurred will become immediately vested and exercisable.

                (D) Exercise Price. The exercise price per share of Stock purchasable under an Option will be determined in accordance with the Option Valuation Methodology. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Stock, or any combination thereof, or in such other form or manner as may be established by the Board; provided, however, that, unless otherwise determined by the Board, shares shall not be surrendered in payment of the exercise price if such surrender would result in additional accounting expense to the Company.

                (E) Changes in Fees; Changes in Service as a Committee
           Chair. If the amount of Retainer Fees is increased during a Plan Year, or if a Director is appointed chair of a Board committee such that an additional Retainer Fee is payable during a Plan Year, such increased or additional fees will not be paid in the form of Options. If a Director has been granted an Option in respect of a Plan Year in payment of Retainer Fees which included committee-related fees for service as chair or a member of any Board committee, and during such Plan Year he or she ceases such service but remains on the Board, the Option will expire in part at the time such service ceases, to the extent of that portion of the Option which is not yet exercisable multiplied by a fraction the numerator of which is the amount of committee-related fees included in such Retainer Fees and the denominator of which is the total amount of such Retainer Fees.

                (F) Service During Part of a Quarter. If a Participant ceases to serve as a director or on a committee at a date other than a vesting date for the Option and if the Board does not exercise its discretion to permit vesting of the Participant's Option in consideration for the Participant's service in that final quarterly period, the Participant shall be entitled to payment in cash for his or her service in that final quarterly period if and to the extent then provided in the Company's regular non-employee director compensation policies.

             (iii) Deferral of Retainer Fees and Other Director Compensation in the Form of Deferred Stock. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of Deferred Stock, a number of shares of Deferred Stock shall be credited to the Participant's Deferred Stock Account, as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer, equal to (i) such amount otherwise payable divided by (ii) the Fair Market Value of a share of Stock at that date. Deferred Shares credited under this Section 8(e)(iii) shall be subject to the terms and conditions of Deferred Stock specified in Sections 8(f)(ii), (iii) and (iv). The right and interest of each Participant in Deferred Stock credited to the Participant's Deferred Stock Account under this Section 8(e)(iii) at all times will be nonforfeitable.

             (iv) Deferral of Retainer Fees and Other Director Compensation in the Form of Deferred Cash. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of deferred cash, an amount equal to such specified amount shall be credited to the Participant's Deferred Cash Account as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer. Each Participant shall be entitled to direct the manner in which his or her Deferred Cash Account will be deemed to be invested, selecting among the same investment alternatives (other than Company common stock) as are offered from time to time to participants in the Company's Deferred Compensation Plan. The right and interest of each Participant relating to his or her Deferred Cash Account at all times will be nonforfeitable.

             (v) Cessation of Service as a Director. If any Retainer Fee or Other Director Compensation otherwise subject to an election would be paid to a Participant after he or she has ceased to serve as a director, such payment shall not be subject to deferral under this Section 8(e), but shall instead be paid in accordance with the Company's regular non-employee director compensation policies.

          (f) Other Deferrals and Terms of Deferral Accounts.

             (i) Deferral of Certain Option Shares. Upon any exercise of an Option or an option granted under any other plan or program of the Company by a non-employee director, if the exercise price of such option is paid by surrender of shares of Stock to the Company, the director may elect to defer receipt of all or a portion of the shares deliverable upon exercise of the option in excess of the number surrendered in payment of the exercise price. In such case, the number of shares deferred shall be credited to the Participant's Deferred Stock Account.

             (ii) Dividend Equivalents on Deferred Stock. Dividend Equivalents will be credited on Deferred Stock credited to a Participant's Deferred Stock Account(s) as follows:

                (A) Cash and Non-Share Dividends. If the Company declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant's Deferred Stock Account(s) as of the payment date for such dividend equal to (i) the number of shares of Deferred Stock credited to the respective Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a share of Stock at such payment date.

                (B) Share Dividends and Splits. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional shares of Deferred Stock shall be credited to the Participant's Deferred Stock Account(s) as of the payment date for such dividend or forward Stock split equal to (i) the number of shares of Deferred Stock credited to the respective Account as of the record date for such dividend or split multiplied by (ii) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock.

             (iii) Reallocation of Accounts. A Participant may allocate amounts credited to his or her Deferred Cash Account to one or more of the investment vehicles authorized under the Company's Deferred Compensation Plan. Subject to the rules established by the Board and subject to the provisions of this Section 8(f), a Participant may reallocate amounts credited to his or her Deferred Cash Account as of the Valuation Date following the Participant's election, to one or more of such investment vehicles, by filing with the Company a notice, in such form, and in accordance with such procedures, as the Board shall determine from time to time. The Board may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of special investment vehicles or specify minimum or maximum amounts that may be allocated or reallocated by Participants. Notwithstanding the foregoing, a Participant shall have no right to have amounts credited as cash to the Participant's Deferred Cash Account reallocated or switched to his or her Deferred Stock Account or amounts credited to the Participant's Deferred Stock Account reallocated or switched to his or her Deferred Cash Account, except as may be permitted by the Board.

             (iv) Elections as to Settlement. Each Participant, while still a director of the Company, shall file an election with the Company specifying the time or times at which the Participant's Deferral Account will be settled, following the Participant's termination of service as a director of the Company, and whether distribution will be in a single lump sum or in a number of annual installments not exceeding ten (or such other number as may be determined by the Board); provided, however, that, if no valid election has been filed as to the time of settlement of a Participant's Deferral Account or any portion thereof, such Deferral Account or portion thereof shall be distributed in a single lump sum on the first business day of the year following the year in which the Participant ceases to serve as a director. If installments are elected, such installments must be annual installments, unless otherwise determined by the Board, commencing not later than the first year following the year in which the Participant ceases to serve as a director (on such annual installment date as may be specified by the Board) and extending over a period not to exceed ten years, unless otherwise determined by the Board.

                (A) Matters Covered by Election. Subject to the terms of the Plan, the Board shall determine whether all deferrals under the Plan must be subject to a single election as to the time or times of settlement, or whether settlement elections may relate to a specified sub-account (i.e., the Deferred Stock Account or the Deferred Cash Account) and/or a specified Plan Year. If the Board permits elections to relate to a specified Plan Year, such election shall apply to the amounts originally credited to the specified subaccount in respect of such Plan Year and to any additional amounts credited as Dividend Equivalents or interest in respect of such originally credited amounts and previously credited additional amounts.

                (B) Modifying Elections. A Participant may modify a prior election as to the time at which a Participant's Deferral Account (including a specified subaccount) will be settled at any time prior to the time the Participant ceases to serve as a director, subject to such requirements as may be specified by the Company. Such modification shall be made by filing a new election with the Company. The foregoing notwithstanding, the Board may disapprove or limit elections under this Section 8(f)(iv) in order to ensure that the Participant will not be deemed to have constructively received compensation in respect of the Participant's Deferral Account prior to settlement.

             (v) Election Forms. Elections under the Plan shall be made in writing on such form or forms as may be specified from time to time by the Board.

             (vi) Statements. The Company will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Account, transactions therein, and other related information no less frequently than once each calendar year.

             (vii) Fractional Shares. The amount of Deferred Stock credited to a Deferred Stock Account shall include fractional shares calculated to at least three decimal places.

          (g) Settlement of Deferral Accounts. The Company will settle a Participant's Deferral Account by making one or more distributions to the Participant (or his or her Beneficiary, following Participant's death) at the time or times, in a lump sum or installments, as specified in the Participant's election filed in accordance with Section 8(f)(iv); provided, however, that a Deferral Account will be settled at times earlier than those specified in such election in accordance with Sections 8(g)(ii),
     (iii), and (iv).

             (i) Form of Distribution. Distributions in respect of a Participant's Deferred Stock Account shall be made only in shares of Stock, together with cash in lieu of any fractional share remaining at a time that less than one whole share of Deferred Stock is credited to such Deferred Stock Account. Shares may be delivered in certificate form to a Participant (or his or her Beneficiary) or to a nominee for the account of the Participant (or his or her Beneficiary), or in such other manner as the Board may determine. Distributions in respect of a Participant's Deferred Cash Account shall be made only in cash.

             (ii) Death. If a Participant ceases to serve as a director due to death or dies prior to distribution of all amounts from his or her Deferral Account, the Company shall make a single lump-sum distribution to the Participant's Beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death.

             (iii) Financial Emergency and Other Payments. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant's control that payment of amounts previously deferred under the Plan is warranted, the Board may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment.

             (iv) Change in Control. In the event of a Change in Control, payments in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made within fifteen (15) business days following such Change in Control.

     9.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 12(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii) and 8 or elsewhere in the Plan.

          (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 12(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 12(k)). Installment or deferred payments may be required by the Committee (subject to Section 12(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (d) Limitation on Vesting of Certain Awards. Subject to Section 8, Restricted Stock will vest over a minimum period of three years except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding, (i) Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock without any minimum vesting requirements. For purposes of this Section 9(d), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

     10.  CHANGE IN CONTROL.

          (a) Effect of "Change in Control" on Non-Performance Based Awards. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under
     Section 10(b), unless otherwise provided by the Committee in the Award document:

             (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 12(a);

             (ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for Cause, subject only to applicable restrictions set forth in Section 12(a); and

             (iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

          (b) Effect of "Change in Control" on Performance-Based Awards. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

          (c) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

             (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "20% Beneficial Owner." For purposes of this provision, a "20% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding voting securities; provided that the term "20% Beneficial Owner" shall not include any person who, at all times following such an acquisition of securities, remains eligible to file a
        Schedule 13G pursuant to Rule 13d-1(b) under the Exchange Act, or remains exempt from filing a Schedule 13D under Section 13(d)(6)(b) of the Exchange Act, with respect to all classes of Company voting securities;

             (ii) During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors") cease for any reason to constitute at least a majority thereof;

             (iii) The shareholders of the Company have approved a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if shareholder approval is not obtained, other than any such transaction which would result in at least 60% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; and provided further, that, if consummation of the corporate transaction referred to in this Section 10(c)(iii) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

             (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this
        Section 10(c)(iv) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; and

             (v) any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan.

          (d) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

          (e) Termination of Employment After Change in Control Negotiations Have Commenced. For purposes of this Section 10, a termination of a Participant's employment by the Company without Cause after the commencement of negotiations with a potential acquirer or business combination partner will be deemed to be a termination of employment immediately after a Change in Control if such negotiations result in a transaction constituting a Change in Control within 24 months of the commencement date of such negotiations.

     11.  ADDITIONAL AWARD FORFEITURE PROVISIONS.

          (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 11(b)(i),
     (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

             (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

             (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after
        (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean
        (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

          (b) Events Triggering Forfeiture.  The forfeitures specified in
     Section 11(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's employment by the Company or a subsidiary or affiliate and resulting in his or her termination of employment, or during the one-year period following termination of such employment:

             (i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or telephone company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 11(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

             (ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

             (iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

          (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 11 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 11(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 11(a) and 11(b).

          (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

     12.  GENERAL PROVISIONS.

          (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 12(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code
     Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

          (d) Tax Provisions.

             (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

             (ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code
        Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

             (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b), such Participant shall notify the Company of such disposition within ten days thereof.

          (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or

     Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission. With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

          (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 11(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

          (k) Certain Limitations Relating to Accounting Treatment of
     Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 9(c), 12(c) and 12(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and
     (ii) if any authority under Section 10 would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

          (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

          (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

          (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other

     Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

          (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

          (p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plans, but any outstanding awards under the Preexisting Plans shall continue in accordance with their terms. Any elections made by non-employee directors and their respective Deferral Accounts established pursuant to the 1998 Directors' Stock Plan shall continue as if made or established pursuant to the Plan until any such election is changed by such Participant in accordance with the provisions of this Plan. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

                                                                         ANNEX B

                              AMENDED AND RESTATED

                      AUDIT AND FINANCE COMMITTEE CHARTER

                           R.H. DONNELLEY CORPORATION
                               BOARD OF DIRECTORS

                              AMENDED AND RESTATED
                      AUDIT AND FINANCE COMMITTEE CHARTER

MEMBERSHIP AND MEETINGS

     The Audit and Finance Committee (the "Committee") shall be composed of not less than three members appointed by the Board of Directors. The members of the Committee shall meet the independence, financial literacy and experience/expertise requirements of the New York Stock Exchange ("NYSE").

     The Committee will meet at least three times a year, with such additional meetings as the Committee may deem necessary. Meetings of the Committee may also be attended by representatives of the Company's principal independent auditors, the Chief Financial Officer, the Controller, the Chief Legal Counsel and others as appropriate.

FUNCTIONS

     The Committee shall assist the Board of Directors in fulfilling its responsibilities to shareholders relating to corporate accounting and financial reporting, internal controls and the audit process. The Committee shall, on behalf of the Board:

     - Review the audit results;

     - Review management's and the independent auditor's assessment of the adequacy of the system of internal controls;

     - Review management's and the independent auditor's assessment of the adequacy of financial disclosures to shareholders;

     - Review the Company's unaudited interim and annual audited financial statements prior to filing or distribution;

     - Prepare and sign the Committee Report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement;

     - Review and assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in the Company's proxy statement at least every three years in accordance with SEC regulations; and

     - Review with management, and cause the Company to prepare and file, the Annual Affirmation regarding this Committee required by the rules of the NYSE.

     Additionally, the Committee may perform such other oversight functions as requested by the Board. The Committee shall report its activities to the Board regularly.

AUTHORITY

     The Committee shall have the authority to investigate any activity of the Company and to retain persons having special expertise as necessary to assist the Committee in fulfilling its responsibilities.

AUDIT FUNCTION

SPECIFIC DUTIES:

RELATIONSHIP WITH EXTERNAL AUDITORS

     The Committee shall:

     - Review annually the qualifications of, and recommend to the Board the appointment of the independent auditor for the company, which firm is ultimately accountable to the Committee and the Board;

     - Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

     - Review annually the type and extent of non-audit services performed by the independent auditor and consider the implications of such services on their independence;

     - Have unrestricted access to the independent auditor and vice versa;

     - Review with the independent auditor the scope of their examination with emphasis on accounting and financial areas where the Committee, management or the auditors believe special attention should be directed; and

     - Review with the independent auditor:

        - their evaluation of the adequacy of the system of internal control and controls over the financial reporting process;

        - significant accounting estimates and the reasonableness of the related assumptions;

        - results of their audit, including their opinion on the financial statements; and

        - significant disagreements, if any, with management.

RELATIONSHIP WITH INTERNAL AUDITORS

     The Committee shall:

     - Determine the necessity for and scope of the internal audit function of the Company, and approve the retention or hiring of internal auditors to perform such function;

     - Have unrestricted access to the internal auditors and vice versa;

     - Review the internal audit function's objectives and resources, its annual audit plan, including its coordination with the audit performed by the independent auditors, and its internal audit activity reports;

     - Review officers' expenses and benefits for compliance with approved policies and procedures; and

     - Review the results of the internal audit function's activities for the year, including their evaluation of the system of internal controls and the adequacy of management's actions.

FINANCE FUNCTION

SPECIFIC DUTIES:

     - The Committee shall have responsibility for reviewing existing financing arrangements and compliance with governing documents to the extent applicable.

     - The Committee will ascertain and make recommendations to the Board regarding financing requirements for the Company and sources for such financing.

                                          Adopted by the Board of
                                          Directors: July 25, 2000

                           R.H. DONNELLEY CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS -- MAY 1, 2001

             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Frank R. Noonan and Philip
C. Danford (collectively, the "Proxies"), and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders (the "Meeting") of R.H. Donnelley Corporation (the "Company"), to be held at The Crowne Plaza White Plains Hotel, White Plains, New York, on May 1, 2001, at 9:00 a.m. local time, and at any adjournments or postponements thereof, and to vote all the shares of common stock of the Company which the undersigned may be entitled to vote on all matters properly coming before the Meeting, and any adjournments or postponements thereof.

      The trustees of the Company's Profit Participation Plan and the DonTech Profit Participation Plan (collectively the "Plans") have agreed that this proxy will also serve as voting instructions from participants in those Plans who have plan contributions for their respective accounts invested in the Company's Common Stock. Proxies covering shares in the Plans must be received on or prior to April 26, 2001. If a proxy covering shares in either of the Plans has not been received on or prior to April 26, 2001 or if it is signed and returned without specification marked in the instruction boxes, the trustee will vote those Plan shares in the same proportion as the respective shares in such Plan for which it has received instructions, except as otherwise required by law.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN HEREIN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED (A) IN FAVOR OF THE ELECTION OF THE NOMINEES FOR THE CLASS II MEMBERS OF THE BOARD OF DIRECTORS, (B) FOR ITEMS 2 and 3 AND (C) IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK YOUR DIRECTIONS BELOW, FILL IN THE DATE AND SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

(1)   Election of Class II Members of the Board of Directors

                                                           WITHHOLD AUTHORITY
              Nominee                          VOTE FOR        TO VOTE FOR
              ---------------------------------------------------------------
              Kenneth G. Campbell                 [ ]             [ ]
              Carol J. Parry                      [ ]             [ ]
              Barry Lawson Williams               [ ]             [ ]


(2)   Adoption of the 2001 Stock Award and Incentive  Plan.

                   FOR  [ ]       AGAINST  [ ]      ABSTAIN  [ ]


(3) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001.

                   FOR  [ ]       AGAINST  [ ]      ABSTAIN  [ ]


(4) In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the Meeting, and any adjournments or postponements thereof.

Signatures: ____________________________________      Dated: __________, 2001

         NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc., please add your full title following your signature.